                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): June 19, 2000



                             ADVA International Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                0-16341                              16-1284228
            --------                                -------                              ----------
 (State or other jurisdiction of            (Commission File Number)         (I.R.S. Employer Identification No.)
         incorporation)



                      6 Woodcross Drive, Columbia, SC 29212
                     --------------------------------------
                (Address of principal executive offices/Zip Code)


Registrant's telephone number, including area code:  803.407.3044


Former name, former address, and former fiscal year, if changed since last report: N/A

                                EXPLANATORY NOTE

         ADVA International, Inc. ("ADVA"), Biotel, Inc. ("Biotel"), Global Information Group USA, Inc. ("GIG") and the stockholders of GIG (the "Stockholders") consummated a transaction pursuant to an Agreement of Stock Exchange dated June 19, 2000, as amended (the "Agreement"). Under the terms of the Agreement, the Stockholders exchanged all the issued and outstanding shares of GIG owned by them and received in return an aggregate of 12,468,750 shares of ADVA common stock, par value $0.001 ("Common Stock"), representing a 94.57% equity interest in ADVA. GIG accordingly became a wholly-owned subsidiary of ADVA (the "Stock Exchange"). The remaining ADVA shares continue to be owned by the current stockholders of ADVA. The parties to the Agreement executed Amendments to the Agreement of Stock Exchange providing for the Closing Date to be extended to March 2, 2001.

         Following the administration of the Chapter 11 bankruptcy estate of ADVA (then known as "Advanced Medical Products, Inc."), the directors approved and recommended certain changes in ADVA's Certificate of Incorporation in order to better position ADVA to seek a share exchange or reverse merger with a privately held company in an attempt to recover some value for ADVA's stockholders. Toward this end, ADVA entered into the Agreement. GIG is a Delaware corporation which develops and markets applications software for the Linux Operating System, specifically, a three-dimensional ("3D") solid modeling, animation and rendering system for use by digital media professionals in the production of film and video special effects, animation, CAD and scientific visualization, website and print graphics, game development and virtual television.

         The Agreement includes representations and warranties of the Stockholders, the Company and ADVA of the type normally included in agreements of this nature. In addition, the Agreement contains various covenants including covenants by ADVA that ADVA's Common Stock is, at the Closing Date, qualified for and included on the OTC Bulletin Board, and that ADVA pay up to $300,000 to the creditors of Advanced Medical Products, Inc., should the Bankruptcy Court so require.

          Prior to the Closing Date, the Board of Directors of ADVA amended the Bylaws to provide that the Board shall consist of six directors. Three of the directors were selected by GIG.

         Unless otherwise indicated or the context otherwise requires, use of the terms "Company", "we", "our" or "us" in this report refers to GIG. Unless otherwise indicated or the context otherwise requires, this Report gives effect to the completion of the Stock Exchange described above.

The Company

         GIG develops and markets applications software running on the Linux operating system (the "Linux OS"). Our present software product, first developed for the UNIX operating system, is believed to be the only complete 3D solid modeling, animation and rendering system currently available on the Linux OS. Our software has been designed for use by digital media professionals in the production of film and video special effects, animation, CAD and scientific visualization, Internet web site and print graphics, game development and virtual television.

         The Linux OS is "open-source" software, i.e., it can be copied, modified and distributed without any associated fee and with few restrictions. It is distributed free on the Internet and via established market channels. An international community of programmers in cooperation with organizations such as Linux.org, VA Linux (LNUX), Red Hat (RHAT), Silicon Graphics (SGI), IBM and other major computer industry concerns continuously develops, debugs and improves the Linux OS.

         The stability, high performance, low cost and broad developer support of the Linux OS has caused it to emerge as a viable alternative to proprietary or internally developed operating systems. As the popularity of the Linux OS grows, applications developers have begun to market for sale Linux-compatible versions of well-known software applications. Although these applications run on the open source Linux OS, the applications are not themselves open source software. For example, Corel Corporation markets a Linux version of its well-known WordPerfect(R) Office Suite. The Company, in keeping with the Linux community culture, intends to distribute its basic 3D toolset for free to all registered users. However, like other developers of software applications that run on the Linux OS, GIG will offer more advanced software applications for sale to consumers rather than distribute them free of charge. Although the Company is exploring the feasibility of releasing certain parts of its source code under an open source license, it plans to keep its source code proprietary for the foreseeable future.

                                    GLOSSARY

         Set forth below are definitions of certain specialized terms found in this Report.

         Computer Aided Design ("CAD"): A combination of hardware and software that enables engineers and architects to design everything from furniture to the space station. Until the mid 1980s, all CAD systems were specially constructed computers. CAD software that runs on general-purpose workstations and personal computers is now widely available.

         Computer Aided Engineering ("CAE"): Computer systems that analyze engineering designs and convert them into usable 3D models. CAE systems test a design under a variety of conditions to see if it will function as expected under real -world conditions.

         Constructive Solid Geometry ("CSG"): The process of building solid objects from other solids. The three basic CSG operators are Union, Intersection, and Difference. Each operator acts upon two objects and produces a single object result. By combining multiple levels of CSG operators, complex objects can be produced from simple ones.

         FTP or File Transfer Protocol is a facility for transferring to and from remote computer systems. Usually the user transferring a file needs authority to login and access files on the remote system.

         GNU General Public License ("GNU" pronounced "guh-NEW"). The license under which the Linux operating system ("Linux OS") is written and distributed. The terms of the license provide, among others, that the source code of the Linux OS is freely-distributed and available to the general public. "GNU" is a recursive acronym stands for "GNU's not Unix".

         Kernel: The fundamental part of a program, typically an operating system, that resides in memory at all times and provides the basic services. It is the part of the operating system that is closest to the machine and may activate the hardware directly or interface to another software layer that drives the hardware.

         Legacy application: An older software application which is still in use. Typically, legacy applications are database management systems running on mainframes or minicomputers. An important feature of new software products is the ability to work with a company's legacy applications, or at least be able to import data from them accurately.

         Modeling: Any method of precisely representing a 3-dimensional object as a set of mathematical equations on a computer.

         Object code: The machine language representation of programming source code. Object code is created by a compiler and is then turned into executable code for use by the computer.

         Polygonal Modeling: The construction of computer-generated models utilizing two-dimensional shaded polygonal shaped surfaces (generally triangles). Polygonal modeling is employed by most of the popular 3D graphics applications in use for special effects and animation today. Compare solid modeling (below) where mathematical solids are used to build models.

         Porting: To rewrite or otherwise enable a program written for one type of computer to be moved to another. To port an application, sections that are machine dependent must be rewritten and then recompiled (re-translated from source code (the code written by the programmers) into object code (the intermediary computer language produced by running source code through a compiler)) on the new computer.

         Rendering: Refers to the process of adding attributes to a computer graphics model by adding qualities such as lighting, reflectivity, texture and color. One technique for rendering graphics is called ray tracing. Another type of rendering is scanline rendering, which renders images one vertical line at a time instead of object-by-object as in ray tracing. In general, scanline rendering doesn't produce as good results as ray tracing, but it is used frequently in animation packages where the image quality of each individual frame isn't so important. Other types of rendering include radiosity and reflection mapping.

         Raytrace Rendering: In computer graphics, an advanced technique for adding realism to an image by including variations in shade, color intensity, and shadows that would be produced by having one or more light sources on an image. Raytrace software works by simulating the path of a single light ray as it would be absorbed or reflected by various objects in the image and the human eye. To work properly, the artist must specify parameters of the light source (intensity, color, etc.) as well as all the objects (how reflective or absorbent the materials are). In the past, Raytrace rendering required enormous computational resources, and was supported by only the most advanced graphics systems. Today, raytrace rendering can be performed on many desktop workstations and personal computers.

         Render Farm: A network of computers specifically dedicated to the rendering function.

         Solid Modeling: A method of modeling in which solid shapes or primitives (such as cubes or spheres) are added to or subtracted from one another, or modified to create a resulting solid shape. In solid modeling, single objects of high complexity can be created through a series of simple steps. Compare Polygonal Modeling in which polygonal surfaces are used to construct the modeled object.

         Source code: Programming statements and instructions written by a human programmer. Source code is not directly executable by the computer but must be converted into machine language by compilers, assemblers or interpreters before a computer can make the program functional for the end-user of the software.

         Visualization: The use of rendering tools to visualize by giving textural, lighting, reflective, and/or refractive qualities to a dataset or model. This process is often used by CAD professionals to test the visual impact of their designs in the ongoing process of product design and by digital media artists to preview the effects of work done on their computer generated imagery. Visualization is also used to translate complex data, scientific and other types, into graphical form for ease-of-understanding.

Item 1.           CHANGES IN CONTROL OF REGISTRANT

         Pursuant to an Agreement of Stock Exchange, as amended, (the "Agreement") dated as of June 19, 2000 among ADVA International, Inc. ("ADVA"), Biotel, Inc. ("Biotel"), Global Information Group USA, Inc. ("GIG" or the "Company") and the stockholders of GIG (the "Stockholders"), 94.57% of ADVA's issued and outstanding common stock has been exchanged for all the issued and outstanding shares of the Company (the "Exchange") in a transaction whereby the Company became a wholly-owned subsidiary of ADVA.

         The Agreement was adopted by the unanimous consent of the Board of Directors of ADVA on June 5, 2000. The Agreement was adopted by the unanimous written consent of the Board of Directors of the Company on July 17, 2000. No approval of the stockholders of ADVA or the Company was required under applicable state corporate law or under the applicable rules of the OTC Bulletin Board, however, the Stockholders have, by unanimous written consent dated July 17, 2000, approved the transaction.

         ADVA is authorized to issue 20,000,000 shares of common stock. Prior to the Closing Date of the Agreement, ADVA had outstanding 716,250 shares of common stock. On the Closing Date, ADVA issued an additional 12,468,750 shares to the Stockholders in exchange for all the issued and outstanding shares of the Company. As a result, the Stockholders now own 94.57% of the outstanding ADVA Common Stock and the remaining ADVA shares (716,250) continue to be owned by the pre-Exchange ADVA stockholders.

         In connection with the Exchange, the Stockholders and certain others were granted registration rights with respect to the shares of ADVA Common Stock that they received. The Registration Rights Agreement dated as of March 2, 2000 is attached hereto as Exhibit 4.1.

         On the Closing Date, three designees of the Company were appointed as new directors, bringing the total number of ADVA directors to six. Mr. Anthony
E. Mohr was appointed President, Chief Executive Officer and Chairman of the Board. See "Directors and Executive Officers, Promoters and Control Persons", below.

         A copy of the Agreement of Stock Exchange is attached hereto as an Exhibit.

The following table describes, as at the Closing Date, the ownership of ADVA's outstanding Common Stock by (i) each person who is known to own more than 5% of ADVA's outstanding Common Stock; (ii) each officer and director; and (iii) all of ADVA's officers and directors as a group:

                                                           Amount of Beneficial
               Name of Beneficial Owner                            Ownership           Percent of Class
------------------------------------------------------- --------------------------- ------------------------
Anthony E. Mohr                                                 3,542,621                    26.87
7000 Boulevard East, Apt. 39E
Guttenberg, NJ  07093 USA

Heydael B.V.                                                    1,048,630                     7.95
Engweg 21
1251 LK Laren
The Netherlands

Hendrik Smit
Engeweg 21                                                      1,048,630 (1)                 7.95
1251 LK Laren
The Netherlands

Hacken Investments Limited                                        769,230 (2)                 5.83
Aleman Cordero Galindo & Lee Trust
PO Box 3175 Road Town
Tortola, British Virgin Islands

Sybren Ijtsen Zeilstra                                            800,000                     6.07
Koninginnegracht 49
2514 AE The Hague
The Netherlands

Meijer Lavino                                                     800,000                     6.07
2 Vosholdal
2930 Brasschaat
Belgium

Prof. Dr. Ruud A. M. Pruijm
"Leeuwenflat"  's-Lands Werf 137                                    7,500 (3)                    *
3063 GD Rotterdam
The Netherlands

Philip L. van Wijngaarden
Van Blankenburgstraat 66                                              -0-                      -0-
2517 XS  The Hague
The Netherlands


                                                           Amount of Beneficial
               Name of Beneficial Owner                            Ownership           Percent of Class
------------------------------------------------------- --------------------------- ------------------------
Ronald G. Moyer                                                   360,000 (4)                 2.73
6 Woodcross Drive
Columbia, SC  29212

C. Roger Jones                                                    330,000 (5)                 2.50
3050 Briarcliffe Rd.
Winston-Salem, NC  27106


George L. Down                                                     36,576 (6)                    *
6 Woodcross Drive
Columbia, SC  29212

Philip Ayoub                                                          -0-                      -0-
276 Palmer Road
Riverside, CT 06878

Officers and Directors as a Group (9 Persons)                   3,946,697                     29.9%


*Less than one percent of the outstanding shares.

-------------
1 Hendrik Smit is deemed the beneficial owner of these shares through his voting and dispositive power of those shares.
2 The capital stock of Hacken Investments Limited is beneficially owned 50% by Valerij Remmele and 45% by Benno P. Hafner, each of whom has voting and dispositive power of his shares. Mr. Hafner is also a director of Koenig Invest AG, one of the lenders to GIG. See "Executive Compensation and Other Information -- Certain Relationships and Related Transactions".
3 Dr. Pruijm is an advisory board member of Chatelin Capital Partners Limited, a firm providing investment banking, advisory and related services to GIG, and a director of ADVA. See "Executive Compensation and Other Information --- Certain Relationships and Related Transactions".
4 Ronald G. Moyer has sole dispositive power over 30,000 shares and is deemed the beneficial owner of 330,000 shares owned of record by Biotel, Inc. through his control over the voting power of those shares. See "Executive Compensation and Other Information -- Certain Relationships and Related Transactions".
5 C. Roger Jones is deemed the beneficial owner of these shares through his control as a director of Biotel, Inc. over the voting power of those shares.
6 Includes 8,647 shares owned of record by the Helen L. Down Trust (Helen Down is the mother of Mr. Down) for which Mr. Down serves as trustee, and (ii) 1,208 shares owned of record by members of Mr. Down's family. See "Executive Compensation and Other Information --- Certain Relationships and Related Transactions".

                                  RISK FACTORS

         Set forth below are certain risks and uncertainties relating to our business. These are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the following risks actually occur, our business, operating results or financial condition could be materially adversely affected.

         Risks Associated With Forward-Looking Statements And Industry
Projections

         This Form 8-K contains certain "forward-looking statements". These statements are not historical facts but rather estimates or predictions made by the Company's management and others. All forward-looking statements involve risks and uncertainties. The Company cautions that the important factors discussed below have, or could, both (1) affect the Company's performance, and/or (2) cause actual performance to differ materially from our predictions.

         While the Company believes that the assumptions underlying the forward-looking statements contained in this Form 8-K are reasonable, nonetheless, they may be inaccurate. Accordingly, the Company cannot provide any assurances that these forward-looking statements will, in fact, be correct.

         This Form 8-K also contains citations to industry sources on which market projections are based. These projections are based in part on assumptions about technological developments, software trends and emerging consumer preferences, among other things, and are subject to change due to a number of factors, including economic and market conditions, technological advancements and changes in customer preferences. As a result, we cannot assure you that these market projections will actually be realized.

         Risks Related To Our Business

Because we have a limited operating history and operate in a new industry, it is difficult to evaluate our business and prospects.

         The Company was formed in 1998 and has conducted only limited business activities since formation. Furthermore, we operate in the Linux industry, which has only recently exhibited significant growth. As a result of operating as an early stage company in the new and rapidly evolving Linux products and services market, we will encounter certain risks and difficulties. Certain factors that may affect us include:

         []       the evolving and unpredictable nature of our business model;

         [] the uncertain rate of growth in usage and acceptance of the Linux OS and other open source software;

         []       the uncertain demand for our products;

         [] the need to expand our sales, professional services and customer support organizations;

         []       acquiring businesses and technologies;

         [] increased competition in the Linux industry, particularly from larger, more established companies with greater resources;

         []       our ability to attract and retain qualified personnel;

         If we fail to adequately address any of these risks or difficulties, our business strategy may not be successful, our revenues may fail to grow and we may not achieve profitability.

We may not be able to successfully compete with other companies.

         In the market for 3D computer graphics and visualization software, we face significant competition from larger companies who market technologically advanced, feature-rich and market leading products, have greater financial resources, more established direct and indirect sales channels, larger installed bases and greater name recognition than the Company. These companies include Autodesk/Discreet, SGI/Alias-Wavefront, Avid/Softimage, Newtek, Side Effects, mental ray, Advanced Render Technology, NeoGeo/Blender and many others.

         In nearly all cases, these companies primarily sell 3D graphics systems that run on proprietary operating systems, such as Microsoft Windows and variants of UNIX. However, some of them, notably NeoGeo, Side Effects, and Alias-Wavefront and Softimage, have ported certain segments of their products to the Linux OS or have announced their intention to do so. These companies may have larger and more established service organizations to support these products and operating systems. These companies may be able to leverage their existing organizations, including their service organizations, to provide a wider offering of products and higher level of support on a more cost-effective basis than we can. In addition, these companies may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to their customers than we can.

         A number of large, international software and hardware vendors, such as thelinuxmall.com, VA Linux, Red Hat, Debian, Caldera and Suse have recently announced intentions to begin marketing third-party Linux-based software applications. There is a risk that they may begin marketing and/or supporting 3D graphics software other than the Company's, which have greater functionality and lower prices than ours. Even if the functionality of the standard features of these products is equivalent to ours, we face a substantial risk that a significant number of customers will choose not to purchase products from a less well-known vendor, regardless of the competitiveness of our solutions.

         Furthermore, our competitors in the 3D graphics market segment who lack Linux-compatible applications could bring considerable pressure to bear on the reseller channel not to sell GIG's product line. We also face competition in narrow, vertical markets from limited purpose "plug-in" vendors that offer products that are carefully tailored for specific applications that better address the needs of certain customers. Furthermore, because Linux can be downloaded from the Internet for free or purchased at a nominal cost and is open source licensed, traditional barriers to new developers are reduced compared to UNIX or Windows(R) development. Accordingly, it is possible that new competitors or alliances among existing competitors may emerge and rapidly acquire significant market share in the Linux market segment. Any pricing pressures or loss of potential customers resulting from our failure to compete effectively would reduce our revenues and profitability.

We have not been profitable, we expect to incur net losses for the foreseeable future and we may never achieve profitability.

         Our business has not yet generated a profit. If our revenues fail to grow at the rate we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not achieve or sustain profitability or generate positive cash flow. We anticipate incurring significant expenses in connection with developing our products, hiring and training personnel, expanding our market reach and building awareness of our brand. We forecast our future expense levels based on our current operating plans and our estimates of future revenues. We may find it necessary to accelerate beyond our current expectations expenditures relating to product development and support and our sales and marketing efforts, or otherwise increase our financial commitment to creating and maintaining brand awareness among potential customers. All or any of these factors could adversely impact our future profitability.

We may be unable to develop, expand and maintain a customer base.

         Our future revenue depends on our success in attracting customers and then successfully maintaining customer relationships. Our ability to attract customers and retain them will depend on a variety of factors, including the performance, quality, breadth and depth of our current and future product. We believe the principal factors on which we must compete are:

         o  Product functionality;
         o  User learning curve and ease-of-use issues;
         o  Photo-realistic quality of rendered output;
         o  Quality of product and product support;
         o  Cost of getting product to market;
         o  Price versus performance considerations;
         o File import/export compatibility with competing products, both legacy and new;
         o  Efficiency of sales and distribution; and
         o  Branding and name recognition.

         To be competitive, GIG must respond promptly and effectively to the challenges of technological advancement, evolving standards and the innovations of competitors by continuing to enhance our products and to grow our sales and services organization. Our failure to remain competitive will result in an inability to add new customers or to maintain successful relationships with existing customers thus reducing our revenues.

We and other Linux application providers could be prevented from selling or developing new products if the GNU General Public License and similar licenses under which the Linux OS is run and developed are not enforceable, or not effectively policed. Such an event could lead to a decrease in the use of Linux and have negative consequences on the ability of the Company to develop and market its products.

         The Linux kernel and the Linux OS have been developed and licensed under the GNU General Public License and similar open source licenses. These licenses require that any software program licensed under them may be copied, used, modified and distributed freely, so long as all modifications are also freely made available and licensed under the same conditions. We know of no instance in which a party has challenged the validity of these licenses or in which these licenses have been interpreted in a legal proceeding. To date, all compliance with these licenses has been voluntary.

         It is possible that parties may refuse to comply with the terms of these licenses. One resulting risk is that entities with the legal right to enforce theses licenses against non-complying parties might not be able to enforce these licenses effectively, because of a lack of financial resources or otherwise. Even with vigorous enforcement action, it is possible that a court would hold one or more of these licenses to be unenforceable in the event that someone were to file a claim asserting proprietary rights in a program developed and distributed under them. Any ruling by a court that these licenses are not enforceable, or that Linux-based operating systems, or significant portions of them, may not be copied, modified or distributed freely would have the effect of preventing us from selling or developing our applications, unless we are able to negotiate a license for the use of the code, or replace the affected code. In the event that we obtained such a license, we would likely be required to pay royalties for our applications covered by the license. Such payments would harm our operating results. We may not be able to obtain such a license. In the event we had to replace portions of the software code, which could be time consuming and lead to higher development costs, our operating results would be harmed.

We may be unable to protect our intellectual property rights from misuse by third parties.

         Our software library and our trademarks comprise our business. The protective steps we have taken or will take may be inadequate to deter misappropriation of our proprietary rights. We acquired our software library and trademarks indirectly through a series of transactions from ElectroGIG Nederland B.V., now bankrupt. We are currently engaged in updating the records of the relevant national offices (for example, the United States Patent and Trademark Office) to correctly reflect that these trademarks are owned by us. However, this process is not complete. Failure to adequately protect our intellectual property rights could damage our brand identity and impair our ability to effectively compete in the market for our applications. Furthermore, defending or enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources.

We are particularly vulnerable to claims that our applications infringe third-party intellectual property rights because (1) our applications were acquired indirectly from the bankrupt Dutch company that developed them, and (2) our applications may incorporate code developed in part by independent third parties in the open source community. Any resulting claims against us could be costly to defend or subject us to significant damages.

         We may be exposed to future litigation based on claims that our applications infringe the intellectual property rights of others, or that we lack clear title to our intellectual property. This risk is made higher by the fact that most of the code in our products was developed by parties who were not employees of the Company. The great majority of our code was written by developers who were employed by two separate Dutch companies, both of which went through bankruptcy proceedings in the Netherlands in 1996-97. Significant Company resources could be expended if lawsuits were initiated against the Company attacking the validity of, or our title to, our intellectual property.

         Moreover, certain code in our applications may have been developed by members of the open source community over whom we exercise no supervision or control and who themselves might not have the same financial resources as we do to pay damages to a successful litigant. For example, developers may incorporate code into the Linux OS or kernel under the GNU General Public License without proper third party consents. These developers are unlikely to perform patent or other searches and may therefore unwittingly infringe third party rights. Third parties may accordingly join us as defendants in infringement suits and we may become subject to claims for monetary damages or an injunction against shipment of our applications. In addition, employees may utilize proprietary information from former employers without our knowledge.

         Any litigation, with or without merit, could be time consuming to defend, result in high costs, divert the attention of management and other resources or cause shipment delays. We also could be compelled to remove or replace infringing technology. We are not aware that our applications infringe any proprietary rights of third parties.

We may be subject to litigation as a result of information published on, posted on or otherwise accessible from, our Internet sites.

         We may be subject to claims of defamation, negligence, copyright or trademark infringement (including contributory infringement) or other claims relating to the information on our Internet sites, whether written by us or by third parties. Such claims have been brought against online services in the past and can be costly to defend regardless of the merit of the lawsuit. Although recent federal legislation protects online services from certain claims when the material is written by third parties, this protection is limited. Moreover, the law in this area remains in flux and varies from state to state. In the event a claim is made against us in the future, our business could be seriously harmed.

If we were prohibited from using the LINUX trademark in connection with our products and/or advertising, our business could be adversely affected.

         Like numerous other companies, GIG develops and markets Linux-based software. GIG does not own the registered trademark "LINUX" and, while we intend to seek the consent of the trademark owner to use the mark in connection with our goods and services, we have not yet done so. GIG believes that the continued efficacy and use of the LINUX trademark is important to its business. If the LINUX trademark is invalidated through a legal action, or if GIG is not permitted to use the mark, our business could suffer. In addition, GIG has no control over the use of the LINUX trademark, and use by others may lead to confusion as to source, quality, reputation and dependability of the Linux OS, which may harm GIG's business.

We may not be able to raise sufficient capital to execute our business strategy.

         While we have secured financing which management believes is sufficient to fund anticipated operations through March 2002, we expect to require additional funds to support planned expansion, respond to competitive pressures, acquire complementary businesses or technologies and respond to unanticipated developments. Additional funding may not be available to us in amounts or on terms acceptable to us. If sufficient funds are not available, or are not available on acceptable terms, our ability to fund our expansion, execute our strategy, take advantage of acquisition opportunities, develop or enhance our services or products, or otherwise respond to competitive pressures would be significantly limited.

We have not yet completed the hiring of our management team.

         We need to hire additional members of our management team. Competition for such personnel is intense. We have experienced, and we expect to continue to experience in the future, difficulty in hiring highly skilled employees with the appropriate qualifications. If we do not succeed in attracting new personnel, our business could be adversely affected.

Our management team will be new and if they are unable to work together effectively, our business could be seriously harmed.

         Our business is highly dependent on the ability of our management team to work together effectively to meet the demands of our business plan and expected growth. The members of our management team are not yet confirmed, but the selected team will not have previously worked together as a management team and will have only limited experience managing a rapidly growing company on either a public or private basis. Our productivity and the quality of our applications may be adversely affected if we do not integrate and train the team quickly and effectively.

Our management team may have no or only limited experience operating a public company.

         The members of our management team may have no or only limited significant experience in leadership roles in a public company. We cannot assure you that the management team as eventually identified will be able to successfully lead a public company. The failure of the management team to adequately handle this challenge could have a material adverse effect on the Company's business.

We may be unable to hire or retain key technical, marketing or sales personnel.

         We intend to hire a significant number of sales, marketing, technical and other personnel during fiscal 2001. Competition for these individuals is intense and we may not be able to attract, hire and/or retain highly qualified personnel. Our future success and ability to achieve revenue growth also depends upon the continued service of these key personnel. Competition for such personnel in our industry is extremely intense and characterized by high and rapidly increasing salaries, which may increase our operating expenses and/or hinder our ability to recruit qualified candidates.

We depend on the continued services of our founder and other key personnel whose knowledge of our business and technical expertise would be difficult to replace.

         Our products and technologies are complex and we are substantially dependent upon the continued services of our Chief Executive Officer, Anthony Mohr. The loss of Mr. Mohr, or other key personnel, particularly to a competitor, could adversely affect our business, reduce our market share, slow our product development process and diminish our brand identity.

Our products may contain defects that could be costly to correct, delay market acceptance of our products and/or expose us to litigation.

         Although we engage in comprehensive product testing, errors may be found in our applications after commencement of commercial shipments. Third parties over whom we exercised no supervision or control developed the majority of the software code in our products. Moreover, should we develop future Linux-based applications, a portion of the software code in these new product may also be developed by uncontrolled third parties. If errors are discovered, we may have to make significant expenditures of capital to eliminate them and yet may not be able to correct them in a timely manner, if at all. Errors and/or failures in our applications could result in a loss of, or delay in, market acceptance of our products and could damage our reputation and our ability to convince commercial users of the quality and dependability of our applications.

         Errors or failures of our applications could cause our customers to assert warranty and other claims for substantial damages against us. Although our warranties typically contain provisions designed to limit our exposure to potential product liability and warranty claims, it is possible that these provisions may not be effective or enforceable under the laws of some jurisdictions. Our insurance policies may not provide sufficient coverage to adequately limit our exposure to this type of claim. These claims, even if unsuccessful, could be costly and time consuming to defend.

If the market's acceptance of the Linux OS slows or stops, our ability to grow our business could be severely curtailed.

         We expect that substantially all our revenues for the foreseeable future will be derived from Linux-based applications and the provision of enhancements, services and support for these applications. The Linux OS has only recently gained broad market acceptance. This acceptance has been mostly limited to Internet infrastructure applications and scientific research environments. Our success depends on the continued and increased rate of adoption of Linux in these and additional markets. If this does not occur, our business will suffer.

         Even if Linux is widely accepted, the Linux OS and kernel is an open source software product, which users are licensed to freely copy, use, modify and distribute. Accordingly, anyone may download the Linux OS and numerous compatible software applications from the Internet, or otherwise copy without cost and use such applications. Our success depends on customers purchasing our Linux-based applications.

If multiple and incompatible distributions of Linux achieve sufficient market acceptance, our operating expenses could increase and demand for our products could decline.

         If multiple, incompatible versions of Linux are developed, customers may become less likely to purchase Linux products, and our sales would suffer. In addition, we may be required to offer and support more distributions of Linux. This would result in increased operating expenses. Alternatively, if GIG software ran only on a single Linux distribution that was not the predominant Linux distribution, GIG's sales and revenue growth would suffer.

If existing, and future, Linux OS companies fail to support us, refuse to enter into co-marketing arrangements with us, or otherwise react negatively to our business strategy or product line, our business will be harmed.

         Most of the software we plan to bring to market for the foreseeable future will be dependent on the support and success of hardware and software manufacturers and developers in the Linux community. We plan to enter into co-marketing arrangements with these companies to "bundle" our basic software into, for example, entry-level software-hardware packages. These companies, upon whom we also will rely to develop and maintain the Linux OS and sell Linux-based hardware, may not support us, our product promotions or our corporate or operating decisions. If these third parties fail to support us for any reason, or refuse to enter into "bundling" arrangements with us, we would be forced to rely to a significantly greater extent on our own development and marketing efforts, which would require us to hire additional developers, increase our expenses and adversely impact product release schedules.

If existing, and future, Linux OS companies do not succeed in achieving increased sales of their respective products, demand for our products will decline.

         The worldwide market for computer operating systems is dominated by the Microsoft Windows(R) and UNIX families of software. If the companies that manufacture, develop and sell Linux-based computers and operating systems do not steadily increase their market share against the dominant systems, particularly in the desktop and workstation segments, the market for our products will not grow and demand for our products will decline, negatively impacting revenues and profitability.

Because we plan to rely heavily on the Internet for the marketing, sales, delivery and support of our software, disruptions such as viruses would be harmful to our business.

         We will rely on the Internet via regionally mirrored websites, FTP sites and intranets to market, sell and support GIG products. Such reliance accordingly extends to third party service providers, for example, internet service providers, web hosting service providers and others. If our third-party service providers experience an unforeseen problem or downtime and the Company's Internet presence is significantly impaired as a result, we may lose sales and our customer relationships could suffer.

"Hackers" could crack the key generation system for our software or reverse engineer our applications and provide them for free to our customer base.

         If illegal copying and use of GIG software became widespread and well-known, it would adversely impact our ability to market our software and maintain sales, and would be harmful to our business.

Our product sales and revenue growth depend on the continued popularity and acceptance of the Internet, which may decline if new laws and government regulations surrounding the Internet are enacted.

         If the popularity and acceptance of the Internet as an effective medium of commerce does not continue to grow, or declines, our product sales and revenue growth may be harmed. We will be significantly dependent on the Internet to process the marketing, sales and support of our products. As the use of the Internet continues to evolve, increased regulation by federal, state or foreign governments in areas including user privacy, pricing, content and quality of products and services becomes more likely. Our e-commerce activities might subject us to the jurisdiction of the legal systems of other countries. Taxation of Internet commerce, or other charges imposed by government agencies or private organizations may also be imposed. Laws and regulations applying to the solicitation, collection, processing of personal or consumer information could also be enacted. Any of these regulations could result in a decline in the use or popularity of the Internet as a medium for commerce, which could have an adverse effect on our future sales and revenue growth.

We are vulnerable to unexpected network interruptions caused by system failures, which may result in reduced visitor traffic on our network, decreased revenue and harm to our reputation.

         Substantially all of our communications hardware and other hardware related to our web sites will be in only two to three locations. Fire, floods, hurricanes, tornadoes, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems. In addition, our servers are vulnerable to computer viruses, electronic break-ins, human error and other disruptions that could adversely affect our systems and web sites. We could lose revenue and suffer damage to our reputation if any of these occurrences affected our systems. Our insurance policies may not adequately compensate us for losses due to such failures or interruptions.

If we fail to introduce new products and services in a timely manner, our products will become obsolete and our operating results will suffer.

         The computer software market is characterized by rapid technological change, frequent new product enhancements, uncertain product life cycles, changes in consumer preferences and evolving industry standards. Our products could be rendered obsolete if we lack the resources or ability to keep pace with such changes.

         Because advanced computing environments are highly complex, we cannot accurately estimate the life cycles of our products. New products and product enhancements can require long development and testing periods, which would require us to recruit, hire and retain increasingly scarce, technically competent 3D graphics and Linux-trained personnel. Significant delays in new product releases or significant problems in installing or implementing new products could seriously damage our business. It is impossible to predict our success in attracting and retaining the requisite talent to remain competitive.

         Our timely delivery of new and/or enhanced products depends in part upon the open source community, the members of which are not employees of the Company and accordingly are not under the Company's control or direction. Any failure to timely identify and deliver new products and product enhancements will harm the Company's revenues and business prospects.

Our ability to introduce new products or product enhancements will be impaired if Linux developers do not continue to enhance the core source code of the Linux OS and develop other Linux-based applications.

         As open source software, the Linux OS source code is open to the public and can be copied, modified and distributed without an associated fee. Our success depends in part on the continued efforts of the open source development community to enhance the source code of the Linux OS and Linux-based utilities and applications to make Linux compatible for use across multiple software and hardware platforms. If Linus Torvalds, the creator of Linux, and other third-party developers slow or stop the development and improvement of Linux functionality or the introduction of new open source software or software enhancements, our ability to market our existing and future Linux products and services would suffer. In this event, we would be forced to rely to a greater extent on our own development efforts or the development efforts of third-party consultants, which would significantly increase our costs.

If the Linux developer community fails to support us or reacts negatively to our business strategy, our business will be harmed.

         Some members of the open source community have criticized the commercialization of the open source movement through activities such as licensing proprietary versions of open source software and providing services to the users of open source software. This type of negative reaction by third parties in the Linux developer community could harm our reputation, diminish our brand and result in lower revenues and profitability.

To be competitive, we must strengthen our brand.

         We must have a strong brand in order to successfully compete in the market. In order to develop, promote and maintain our brand identity and to attract and retain customers, we have developed and will implement an advertising and promotional campaign. Our strategies may not be successful however. If we are unable to design and implement effective marketing campaigns, or we otherwise fail to promote and maintain our brand, our sales will not meet projected levels. Our business may also be harmed if we incur significant expense in an attempt to promote and maintain our brand without a corresponding increase in revenue.

Our products are dependent in part upon the efforts of members of the open source community.

         The quality of future applications is dependent in part on the efforts and the expertise of members of the open source community. If we do not work productively with this community, our ability to provide quality applications and product enhancement will be harmed, which would harm our revenues and compromise our reputation in the open source community and with customers.

In seeking to expand our operations outside the United States, we will become subject to a variety of risks.

         We intend to begin selling our products overseas during fiscal year 2002, initially in Europe. We anticipate that as we expand our international sales, we will fulfill orders through international resellers and the Internet. The Company is subject to risks inherent in operating outside of the United States, which include, but are not limited to, the imposition of governmental controls, exposure to different legal standards (particularly with respect to intellectual property protection), burdens of complying with a variety of foreign laws, export license requirements, future import and export restrictions, unexpected changes in regulatory requirements, foreign technical standards, political, social and economic instability, trade restrictions, changes in tariffs, difficulties in staffing and managing operations, difficulties in collecting receivables and in repatriating foreign earnings, and potentially adverse tax consequences. Demand for our products could also be adversely affected by seasonality of international sales and economic conditions in the Company's international markets. Moreover, should the value of the U.S. dollar increase relative to the value of other currencies, the Company's products could be less competitive in international markets. There can be no assurance that the risks associated with the Company's international operations will not materially adversely affect the Company's business, financial condition and results of operations in the future or require the Company to significantly modify its business practices.

         Risks Relating to Our Stock

The market for technology-related stocks has recently been extremely volatile.

         Recently, the capital markets have experienced extreme price fluctuations, including pronounced drops in share values and market capitalizations, particularly in technology and technology-related stocks. Should the market continue to experience such extremes and depressed stock values, our ability to raise additional capital on acceptable terms could be curtailed resulting in our inability to implement or realize our business plan. Our inability to proceed with our expansion plans would severely affect our stock price and the value of an investment in our stock.

We expect to experience volatility in our share price, which could negatively affect the value of an investment.

         An active trading market for our shares may not develop or be sustained. The market price of the shares may fluctuate significantly in response to the following factors, most of which are beyond our control:

         o  Variations in our quarterly operating results;
         o Changes in securities analysts' estimates of our financial performance;
         o  Changes in market valuations of similar companies;
         o Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
         o Loss of a major customer or other failure to complete significant license transactions; and
         o  Addition or departure of key personnel.

         The market for technology and Internet-related companies has experienced extreme volatility and pronounced drops in share values and market capitalization often have been unrelated to the operating performance of a given company. These fluctuations and depressed stock values may adversely affect the trading price of our shares, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may sell them at a loss.

Acquisitions could result in dilution to our stockholders, operating difficulties and other harmful consequences.

         We expect to acquire or invest in additional businesses, products, services and technologies that complement our service and product offerings and intended customer base. We plan to pursue discussions with companies regarding strategic acquisitions or investments. There can be no assurance that these discussions will result in actual acquisitions.

         To succeed in this strategy, we need to identify suitable acquisition candidates. In the event future acquisitions are consummated, we will face additional financial and operational risks, including:


         o Difficulty in assimilating the operations, technology and personnel of an acquired company;
         o Disruptions to our business due to allocation of resources to consummate these transactions, and the diversion of management's attention from our core business;
         o Difficulty in retaining key technical and managerial personnel from acquired companies;
         o Dilution of our stockholders, if we fund these acquisitions by issuing equity;
         o Assumption of the acquired company's operating losses, increased expenses and liabilities;
         o Weakening or termination of our relationships with existing employees, customers and business partners;
         o One-time in-process research and development charges and ongoing expenses associated with amortization of goodwill and other purchased intangible assets.

Concentration of ownership may prevent new investors from influencing significant corporate decisions.

         Upon consummation of the Agreement of Stock Exchange, our executive officers, directors and principal shareholders will beneficially own, in the aggregate, approximately 29.8% of our outstanding shares. As a result, these shareholders, if acting together, will be able to exercise control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of control could disadvantage other shareholders with interests different from those of our officers, directors and principal shareholders. For example, our officers, directors and principal shareholders could delay or prevent an acquisition or merger even if the transaction would benefit other shareholders. See "Item 1 - Changes in Control of Registrant".

The sale of ADVA Common Stock in the public market could cause stock prices to fall.

         The Stockholders hold 12,468,750 newly issued shares of ADVA Common Stock (representing 94.57% of ADVA's outstanding share capital) that will eventually be eligible for sale in the public market. Sales of a substantial number of shares could significantly reduce the market price of the Common Stock. Even the perception that the Stockholders might sell Common Stock could depress the trading price for these shares. These sales, and the possibility of these sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We are at risk of securities class action litigation due to our expected share price volatility and market price declines.

         In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially acute for us because technology companies have experienced greater than average share price volatility in recent years and, as a result, have been subject to, on average, a greater number of securities class action claims than companies in other industries. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, and could seriously harm our business.

We may be unable to raise additional capital thus reducing our ability to compete and lowering revenues.

         We anticipate raising additional capital in the coming months to meet our needs for expansion of operations. However, additional funds may not be available at acceptable terms, if at all. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders would be reduced and the value of their investment might decline. In addition, any new securities issued might have rights, preferences or privileges senior to those of the securities held by our stockholders. If we raise additional funds through the issuance of debt, we might become subject to restrictive covenants.

         If we are unable to raise additional capital in a timely fashion and on acceptable terms, we may not be able to, among other things:

         o  Develop or enhance our products and/or services;
         o  Acquire new technologies, products or businesses;
         o  Expand operations, in the United States or internationally;
         o  Hire, train and retain employees; or
         o Respond to competitive pressures or unanticipated capital requirements.

         Our failure to do these things as needed could result in lower revenues and could cause serious harm to our business.

                             DESCRIPTION OF BUSINESS

         OVERVIEW

         For all intents and purposes, all of the operations of ADVA (a holding company) are through GIG, its wholly-owned subsidiary.

         GIG develops and markets applications software running on the Linux OS (the "Linux OS"). Our present software product, first developed for the UNIX operating system, is believed to be the only complete 3D solid modeling, animation and rendering system currently available on the Linux OS. Our software has been designed for use by digital media professionals in the production of film and video special effects, animation, computer-aided design ("CAD") and scientific visualization, Internet web site and print graphics, game development and virtual television.

         The Linux OS is "open-source" software, i.e., it can be copied, modified and distributed without any associated fee and with few restrictions. It is distributed free on the Internet and via established market channels. An international community of programmers in cooperation with companies such as VA Linux (LNUX), Red Hat (RHAT), Silicon Graphics (SGI), IBM and other major computer industry concerns continuously develops, debugs and improves the Linux OS.

         The stability, high performance, low cost and broad developer support of the Linux OS has caused it to emerge as a viable alternative to proprietary or internally developed operating systems. As the popularity of the Linux OS grows, applications developers have begun to market for sale Linux-compatible versions of well-known software applications. Although these applications run on the open source Linux OS, the applications are not themselves open source software. For example, Corel Corporation markets a Linux version of its well-known WordPerfect(R) Office Suite. The Company, in keeping with the Linux community culture, intends to distribute its basic 3D toolset for free to all registered users. However, like other developers of software applications which run on the Linux OS, GIG will offer our more advanced software applications for sale to consumers rather than distribute them free of charge. The Company plans to keep its source code proprietary for the foreseeable future.


         THE TECHNOLOGY

         GIG markets to Linux users a professional-quality 3D solid modeling, animation and rendering software suite. The software and rights to all ancillary intellectual property were acquired from a prior owner and ported from UNIX to Linux. The cost of acquisition was a fraction of the total development cost of the technology and therefore has enabled the Company to price our products aggressively in an increasingly competitive market.

         Our flagship product, GIG3DGO, is a 3D graphics system built upon a modeler with 3D solid geometry core technology, an important feature since the use of polygonal modeling is considered by many users as less effective for the construction of products or buildings in real world environments. Using a wide range of animation tools, the user can then animate the models. We believe our raytrace renderer to be among the best available in the industry. The software includes a set of dedicated converters thus enabling users to import files and models from competitive and complementary programs, rendering them to near-photographic quality. The sister products to GIG3DGO are described below.

         The Linux OS has recently been ported to the IBM/Motorola Power PC and Compaq/DEC ALPHA chips. The Company anticipates that this technological development, together with certain re-compiling work to be done on our products, will allow our software to run on over 90% of the world's workstations, desktops and laptops.

         Our Products

         Throughout our existence, our UNIX legacy applications as originally developed by ElectroGIG Nederland B.V. have been in use in the market by a limited number of end-users. Since mid-1999, we have sold in a Linux beta version a limited number of copies of our flagship GIG3DGO product. These sales were primarily for testing purposes and resulted in minimal revenue to the Company.

         GIG expects to make available by August 2001 its Linux-compatible products for distribution through resellers, original equipment manufacturers and direct through the Internet. GIG's products all share certain core technology and are therefore expected to be relatively simple to maintain and/or upgrade in conjunction with upgrades of the Linux OS. The Company anticipates that the most basic version of GIG3DGO will be bundled with Linux OS releases and will be made available for Internet download free of charge. It is contemplated that subsequent upgrades and products will continue to be competitively priced in light of the advantage of our lower development/acquisition costs.

                           GIG3DGO

         Our flagship product is a 3D animation system consisting of a constructive solid geometry modeler, a set of advanced animation tools and a photorealistic renderer that can be configured according to the end-user's desired output needs. GIG3DGO will provide professional 3D graphics tools to Linux users at an entry level price which we anticipate will be well below the lowest priced comparable packages on UNIX and Windows NT(R).

                           GIGVIZ

         GIGVIZ is a visualization tool that enables the modeling, lighting and rendering of 3D models constructed in most popular Computer Aided Design ("CAD") packages and scientific data generation formats presently being utilized. Through a set of dedicated converters, users of CAD packages may use GIGVIZ to import their models and render them to near-photographic quality.

                           GIGSTAR

         GIGSTAR is a raytrace renderer, to be made available as a stand-alone product, which will enable GIG users to distribute large render projects over a network of inexpensive Linux computers. As rendering is a time-intensive function, GIGSTAR on Linux will enable end-users to cut rendering time at a cost-effective price. Animations can consist of between 25 - 30 data-rich frames per second of animation. One such frame, depending on its content, can take anywhere from minutes to dozens of hours to render the complex visual effects encompassing the animation's lighting, motion and other variables. The ability to distribute this function over a network of computers reduces the total amount of time necessary to finish the project. However, this solution can increase the total cost of the system by a significant factor when using UNIX or Windows(R) computers. By employing a Linux-based render dedicated network (or "render farm"), this increase in system cost may be substantially reduced. The Company anticipates that the GIGSTAR product will also be priced substantially below both the full versions of GIG3DGO or GIGVIZ and less than competitive products thereby allowing the Linux user to deploy greater render power at a more cost-effective price.

                           GIGPOWER3D

         GIGPOWER3D provides one tool kit to the professional digital content creator containing the features of GIG3DGO, GIGVIZ and GIGSTAR together with user-enabled software development tools to customize the software. Like its component products, it will be available at highly competitive prices.

                           GIGTIME & GIG "A LA CARTE" PRODUCT DELIVERY

         In addition to the products listed above, end-users will be able to purchase individual upgrades to their basic packages "a la carte" through our website. Upon confirmation of the user's desired configuration and payment information, an e-mail software key will be sent within minutes to the end-user allowing users to access and download the software, configuring the license according to individual requirements.

                  Product Pricing

         The Company anticipates that its products will be priced significantly lower than those of its competitors. This policy is in keeping with the Company's reasonable cost of acquisition and development and the custom of the Linux open source community.

                  Product Delivery E-Mail Software Keys

         Through a system of password keys, we intend to make our products available to end-users on a "timed" basis for those who may only need certain application features for certain limited time periods. For example, an end-user with a heavily rendered animation project and a tight deadline may wish only to "rent" a set of GIGSTAR render licenses for the project at hand. Without the intervention of sales staff, an end-user can then remotely set the time period for the licenses, choose the features needed and pay for the license, using and paying for only the software needed during the time period required by the end-user.

                  Product Support

         Technical support will be handled primarily through the Internet. For a small annual fee, end-users will receive access to a member-only intranet which will provide them with direct interaction with technical support staff via instant messaging technology such as ICQ, e-mail support and access to a community of users. Members may log onto topic-specific areas to discuss experiences, "tips and tricks" and other solutions using GIG's software. The discussion pages will also provide content for the "frequently asked questions" section of the website. The site will feature searchable on-line manuals, artwork galleries, bug reporting, "how-to" features and tutorials. The site will also feature download and streaming videos of key functions in the software demonstrated by technical staff and experienced end-users. An Internet-based support function will help reduce staff costs thus enabling cost-efficient world-wide support and will allow us to monitor end-user reactions, problems and input to help us identify areas in the software requiring upgrading and/or fixing. We anticipate that our website will be on-line in the first quarter of fiscal 2002 and we expect to phase in the more advanced functions through the remainder of the year.

                  Sales And Marketing

         The Company plans to utilize three main resources as sales channels:

         o  The worldwide network of Linux resellers;
         o Bundling arrangements with manufacturers of Linux-compatible hardware and OS manufacturers; and
         o Direct sales via the Internet on the GIG website and on existing Linux Internet shopping sites such as thelinuxmall.com.

         The Company plans to market its products and generate interest in its sales channels by:

         o Worldwide trade show marketing in cooperation with Linux distributors and hardware manufacturers such as VA Linux, SGI, Compaq, Red Hat and Mandrake Linux. GIG software was successfully demonstrated in conjunction with VA Linux at the 1999 San Jose Linux World Expo;
         o Direct advertising in major Linux and computer graphics periodicals such as LinuxWorld Linux Journal and CGI;
         o Banner advertising on high-traffic Linux websites such as slashdot.com and linux.com;
         o Free distribution to all colleges, universities and vocational schools with a Linux or 3D graphics curriculum;
         o Entering into co-marketing arrangements with market-leading Linux companies for seminars, bundling arrangements, trade show participation, etc.;
         o The GIG website, which will offer specials, trade show and seminar information and video advertising;

         Our strategy for distribution and sales relies heavily on the construction and maintenance of a global network of regionally mirrored websites combined with FTP sites for efficient software downloads. Furthermore, GIG will distribute its software free via both manufacturer bundles and Linux resellers. Once the full software package is in the possession of the end-user, the end-user will be able to work with the basic version, with limited features and rendering power, free of charge. Should the end-user desire to purchase expanded features, converters, higher render power, technical support or any other GIG product, the customer-enabled Company website will allow the end-user to make selections, pay for purchases and receive configured upgrades via e-mail in under three minutes.

                  Research And Development

         In 1999 and 2000 the Company conducted limited research and development activities to enhance existing products and develop new features based on the licensed technology to which it then held the rights. For the two fiscal years ended March 31, 1999 and March 31, 2000, the Company incurred research and development expenditures of approximately $56,000 and $34,000, respectively. As a percentage of operating expenses, research and development was approximately 19% in 1999 and 11% in 2000. The decrease in expenditures was due to attrition of engineering personnel, the use of university internships which reduced man-hour costs, and the Company's decision to close the Netherlands office. The Company has recently recruited and hired developers who are currently enhancing the compatibility of the product line with the latest distributions of the Linux OS.

         We believe a significant level of investment in research and development will be required in order for the Company to be competitive. Accordingly, in the foreseeable future, we expect research and development expenses to increase both in absolute dollars and as a percentage of expenses. The Company plans to continue research and development at steadily increasing levels to update GIG products to the latest Linux kernel release, to produce further Linux-compatible application products and to analyze and assimilate other technologies which the Company believes will have potential in the Linux market space.

         STRATEGY

         The current products GIG offers on Linux are the first step in our plan to become a principal developer and marketer of Linux-compatible applications. Through association, acquisition and assimilation, we plan to begin offering a wide range of Linux-compatible products over the next two years, thereby helping to fill the current void in the market for Linux desktop/workstation products. GIG believes that the number of potential competitors developing quality applications will also increase rapidly over the next one to three years. Our primary objective is to become the leading provider of low cost, high quality Linux 3D graphics and visualization tools for the rapidly expanding market surrounding the Linux OS. We plan to exploit our advantages of low development/acquisition cost, time to market and price/performance to gain market share. Concurrently, the Company is engaged in research to help define enabling technologies and related applications with which to further exploit the existing code stream into new products on the Linux platform.

         GIG has targeted for particular strategic emphasis the growing international market for Linux products and new Linux OS users (and Linux "converts"). This includes customers in regions whose markets have not previously been dominated by GIG's major competitors in the market for 3D graphics products running on UNIX or the Windows(R) operating systems. Coincidentally, these regions, which include Asia, South America and Eastern Europe, among others, are showing great promise as target markets for many of the Linux OS and hardware manufacturers. We expect that this market segment will continue to be the primary focus of our 3D graphics sales efforts. An associated focus will be on the growing worldwide market demand for the increasingly realistic visualization of 3D graphics from medical, scientific and CAD datasets. Based on our market surveys industry commentary and past awards; and end-user input, GIG believes it possesses one of the most photorealistic raytrace rendering systems available today, one which runs across multiple platforms and, due to its modular design, may be converted into a standalone product for direct use with the 3D graphics software offerings of other vendors.

         In the second phase of its development, GIG plans to market and develop an expanded roster of application products in the Linux market, initially for the 3D market space. Although the rapid growth of the Linux market has been heretofore largely attributable to increases in the sales of network servers/applications, GIG, as well as many industry professionals, believes the growth in desktop/workstation sales has been limited by a lack of application development for this market segment. The Company is actively researching and negotiating the possible acquisition of the rights to other applications that will be suitable for porting to Linux and marketing in the Linux market space. Since many companies have begun development of Linux products for the desktop and workstation segments, GIG believes a market is growing for desktop products.

         In order for GIG to succeed, both the Linux OS desktop/workstation market and the demand for our existing 3D graphics and new applications must continue to grow. Based on independent market research, we believe these markets will experience steady growth for the next three to five years. Jon Peddie Associates, a leading market research firm reporting on the 3D Visualization & Simulation Market (the market for our product line) , predicted in late 1999 that the market for 3D tools (including hardware, software and services) will triple in size - growing from an estimated $8.1 billion at the end of 2000 to $24.8 billion by the year 2005.

Growth in Linux use has also been well documented by many respected analysts such as IDC and Dataquest and both these companies project rapid growth over the next five years.

         INTELLECTUAL PROPERTY RIGHTS

         Our products are based on a set of proprietary algorithms, data interpreters and software code built in commonly used computer languages. Our proprietary rights in this technology are protected by a system of copyright, trade secret and other measures taken to prevent reverse engineering of the products from their salable form (CD-ROM and Internet download). Although the Company believes that no hacking of its software has taken place to date, it can not guarantee that such activity will not be successful in the future.

                  Historical Background

         The original GIG technology was developed at an estimated cost of approximately $15 million by ElectroGIG Nederland BV ("ElectroGIG"), which filed for bankruptcy in 1996. Through a series of transactions, ElectroGIG's technology and intellectual property rights were subsequently transferred to Belport Informatica e Electronicas, Importacao e Exportacao, Unipessoal LDA, a Portuguese company ("Belport"). In February 2000, in exchange for a one-time payment, Belport transferred to the Company all right, title and interest in and to the ElectroGIG technology and other intellectual property, including the software, the source code, copyright, know-how and technology, all trademarks, service marks, logos, logotypes, domain name registrations and other proprietary rights created by ElectroGIG and to which Belport held title. The Company plans to file in the United States Patent and Trademark Office and the offices of equivalent overseas bodies assignment documents relating to this acquired intellectual property.

         COMPETITION

         Our 3D graphics products face competition from a variety of professionally accepted, well-funded and recognized firms. Competition is based on product characteristics including ease of use, feature sets and rendered output, price, cost-of-ownership, upgrade paths, maintenance and service. Numerous firms market software designed for 3D computer graphics production, many of which are publicly traded companies that have substantially greater financial and human resources and much greater recognition than the Company.

         The Company believes its principal competitors in the Linux-based 3D modeling/animation/rendering market are Side Effects, SGI/Alias-Wavefront, Avid/Softimage and NeoGeo. In the visualization market, the Company's principal competitors are Autodesk, mental images, Alias-Wavefront and numerous others, although none of these firms currently markets a Linux-based visualization tool. Companies in the broader 3D market include Autodesk/Discreet, Side Effects, SGI/Alias-Wavefront and Avid/Softimage. While these companies currently direct their efforts to a market segment other than our own, it is possible that they could target GIG's market in the future. The Company believes there is presently no other complete 3D solid modeling, animation and rendering system available on Linux, although NeoGeo currently markets a polygonal modeling/animation/rendering system that runs on the Linux OS. GIG expects significant growth in competition as several of the above companies have announced their plans to port their products to Linux in the future.

         EMPLOYEES, CONSULTANTS AND ORGANIZATION

         ADVA has no employees. In connection with the Chapter 11 bankruptcy proceedings, all ADVA employees were terminated effective May 12, 1999.

         Since September 15, 1999 the Company has had only one full-time employee, the Chief Executive Officer, augmented by several consultants in the areas of technology, finance and corporate development and part-time employees. Prior to ceasing operations in the Netherlands in early 2000, the Company employed six to nine persons, consisting of a Managing Director, Lead Technical Developer, two technical staff, a marketing intern and an administrative assistant. The Chief Executive Officer and three part-time administrative/research staff were located in the United States while the other employees were based in the Netherlands office.

         The Company is currently under the guidance of its Chief Executive Officer, Anthony E. Mohr, the Company's founder and largest individual shareholder. In May 2000, the Company engaged Philip Ayoub as interim acting Chief Financial Officer on a limited basis while the Company conducts a search for a full-time Chief Financial Officer. The Company also currently utilizes the services of several freelance programmers. The Company is recruiting and/or negotiating employment arrangements with persons to fill the roles of Vice President - Operations and Vice President - Marketing and other positions, and expects to hire several employees shortly after the Closing.

         LEGAL PROCEEDINGS

         The Chapter 11 bankruptcy estate of Advanced Medical Products, Inc. has been fully administered. There are no material pending legal proceedings to which ADVA is a party or to which any of its property is subject, nor is ADVA aware of any material proceedings to which any officer, director or affiliate of ADVA or a beneficial owner of more than 5% of ADVA's outstanding securities, or any associate of any such person, is a party adverse to ADVA or has a material interest adverse to ADVA.

         GIG is not a party to any material legal proceedings. We may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

         FACILITIES

         ADVA leased a 10,080 square foot building located at 6 Woodcross Drive, Columbia, South Carolina 29212 for a term of five years commencing on November 1, 1996. Pursuant to the acquisition of ADVA assets and assumption of ADVA liabilities by Biotel, Inc. ("Biotel") in connection with the Chapter 11 bankruptcy proceedings, Biotel assumed all ADVA's obligations under the lease and subsequently entered into a lease agreement directly with the landlord, eliminating any obligation the Company may have had regarding this lease.

         GIG was party to a two year lease for office space in Amsterdam, the Netherlands, with the Stichting Vastgoedfonds N.V., which terminated on September 15, 1999. The Company is currently a party to a monthly lease agreement with the Netherlands Chamber of Commerce, Inc. (the "Landlord"), pursuant to which the Company leases a small amount of office space, telecommunications services, business services and administrative staff services at One Rockefeller Plaza, Suite 1420, New York, New York 10020. This lease was for a one year term with option to renew and commenced May 1, 1998. As of May 1, 2000, the Company and the Landlord agreed to a month-to-month leasing arrangement in anticipation of the Stock Exchange and a subsequent move to new office space. The Company expects to enter into a new lease for office space within the Charlotte, North Carolina metropolitan area during the spring of 2001 and anticipates that site will become the corporate headquarters. At that time the office in New York shall be closed and the lease terminated.

         GIG's CORPORATE HISTORY

         GIG is a Delaware corporation which was founded on April 2, 1998. The Company originally had offices in New York and Amsterdam, the Netherlands. The Netherlands office has now been closed and the Company has wound down all operations and other matters relating to the existence of the Amsterdam office. For the period from April 2, 1998 (inception) through March 31, 1999 and the fiscal year ended March 31, 2000, the Company generated nominal revenues of $1,540 and $6,944, respectively, and incurred net losses of $(287,851) and $(339,034), respectively.

         Prior to giving effect to the Agreement of Stock Exchange, the Company had authorized 10,000 shares of common stock of which 1,189.04 were issued and outstanding.

         During the first two years of the Company's existence, management focused upon building our source code base through licensing and development, surveying the world market for Linux products (particularly 3D graphics applications), engaging in targeted test marketing and seeking funding for our operations. Most of these activities were carried out from the Company's Amsterdam office, which we have since closed. In select market testing during mid-1999, GIG recognized from Linux resellers worldwide a significant potential for its range of 3D graphics products. In response, the Company conducted further testing and enhancement of its products using a small group of in house technical personnel in the Netherlands.

         During fiscal years 1999 and 2000, GIG sought and received a total of $600,000 in seed capital investment (half from equity investment and half from loans), which was used primarily for costs of personnel, research and development, operations and consulting fees.

         During the first quarter of fiscal 2000, the Company closed a round of financing comprised of loans from two lenders in an aggregate amount of $1.5 million (which includes the $300,000 loan described in the preceding paragraph), proceeds of $450,000 from the exercise of certain share options ($1.2 million, net of $750,000 of investment and other advisory fees) and the exercise of a subscription option for one per cent (1%) of the Company's issued stock in return for $300,000. See "Executive Compensation and Other Information --- Certain Relationships and Related Transactions" for a complete description of the Company's financing activities. The Company also completed the acquisition of its software portfolio, source code, trademarks and other intellectual property for a total cost of $200,000. The acquisition provided the Company with all right, title and interest in and to the portfolio of software to which it previously held an exclusive license and enabled the Company to pursue a technical development strategy without the need to pay royalties.

         The Company plans to utilize its position as a publicly traded company to attract top industry talent for employment, secure additional financing to help fund operations and finance possible acquisitions of other promising Linux-based technologies which will help to expand the Company's product portfolio and open additional marketing opportunities over the mid to long-term. This planned growth will require the Company to obtain additional funding. The Company estimates that it will seek to raise approximately $10 million over the next two years. Also, for the foreseeable future we may incur significant losses as we build our infrastructure, implement our marketing strategy and ramp up our sales. The Company is also undertaking recruitment to acquire additional key staff.

                                PLAN OF OPERATION

         The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Form 8-K. Some of the statements under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere in this report constitute forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of such terms and other comparable terminology. These statements involve known and unknown risks, uncertainties and factors, including those listed under "Risk Factors", that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot and do not guarantee future results, levels of activity, performance or achievements.

         Our short-term objectives are to complete the upgrading of our line of 3D graphics products on Linux. with product sales to commence during the second quarter of fiscal year 2002. We expect to be in a position to roll out our products at the Linux World Expo trade show in August 2001. The success of this plan depends, in part, on our ability to forge cooperative relationships with the major hardware and software vendors in the Linux market. We shall also seek to sell our products worldwide directly over the Internet and via the reseller channel for Linux-based computer solutions commencing in the above-mentioned period.

         Our long-term objectives are to generate steadily increasing revenues and obtain the capital necessary to acquire or license other promising technologies to expand our portfolio of Linux-based products.

         During the year ended March 31, 2000 our operations generated cash losses of $297,170. We funded our operating losses during this period through a combination of low interest long-term debt and the private sale of shares of our common stock.

         During the nine months ended December 31, 2000 we generated operating losses from operations of $521,897. We funded these operating losses during this period through a combination of low interest long-term debt and the private sale of shares of our common stock.

         Subsequent to December 31, 2000, we borrowed $800,000 to help fund our operations. Based on anticipated revenue growth during fiscal year 2002 and the above borrowings, we believe we will have sufficient funds to meet our projected cash needs through the end of fiscal 2002. We believe that we will attain profitability during the second half of fiscal year 2002. However, should we realize lower than expected revenue growth or incur an unforeseen level of expenses, we will incur additional losses and we will need to obtain additional capital in order to continue operations. No assurances can be given as to the availability of such funding, or the terms thereof.

         We do not have any available credit, bank financing or other external sources of funding. Due to historical operating losses, our operations have not generated cash flow. In order to obtain capital, we would need to sell additional shares of common stock and/or borrow funds from private lenders. There can be no assurance that we will be successful in attracting equity or debt funding.

         During fiscal year 2002, we plan to perform limited research and development work on our existing product line. The work on existing products will include product maintenance, de-bugging and certain enhancements. The majority of expenses anticipated in fiscal year 2002 are expected to relate to building our Internet website, marketing, sales and personnel expenses. We expect to employ a combination of development hardware lending programs provided by affiliated computer manufacturers; leasing and purchasing of certain computer hardware; purchasing software licenses and leasing of office equipment and services in order to meet our technical and operational needs.

         The total number of full time employees is anticipated to increase from one to seven over the remainder of fiscal year 2002. We intend to continue to utilize a network of consultants and third-party vendors in both operational and technical roles for the foreseeable future. Most of these employees and consultants are expected to telecommute from their established home offices.

         We anticipate the relocation of our corporate headquarters from New York, New York to the Charlotte, North Carolina metropolitan area within the first quarter of fiscal year 2002 in order to reduce costs and facilitate the expansion of our infrastructure and number of personnel. We anticipate no significant increase in operating expenses related to this move.

         We also contemplate changing our fiscal year to coincide with the June 30 fiscal year of ADVA.


         DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The directors and officers of the Company on and after the Closing Date will be as follows:

Name                           Age   Position and Term of Service
----                           ---   ----------------------------

George L. Down                 60    Director
                                     President:  October 1997 - Closing
                                     Vice President:  April 1996 - October
                                     1997 Director:   September 1986 - Closing.


C. Roger Jones                 62    Director since January 1996


Ronald G. Moyer                65    Director, Vice President and Chairman,
                                     January 1996 - Closing.

Anthony E. Mohr                42    President, Chief Executive Officer and
                                     Chairman of the Board since the Closing
                                     Date


Philip Ayoub                   39    Acting Chief Financial Officer


Philip L. van Wijngaarden      30    Director since October 2, 2000


Prof. Dr. Ruud A. M. Pruijm    54    Director since October 2, 2000


         Anthony E. Mohr is President, Chief Executive Officer and Chairman of the Board. After four years of sutudy at Fordham University, Mr. Mohr became Production Manager for Irving Miller Inc. in 1981 and became Vice President in 1985. In 1989, Mr. Mohr left Irving Miller, Inc. to become the Director of U.S. marketing and sales for the Royal Dutch Graphics Industry, a consortium of over 350 graphics production firms. In January 1994, Mr. Mohr joined ElectroGIG Nederland B.V. as Director of Operations. Two years later Mr. Mohr left ElectroGIG to co-found the Virtual Studio Corporation, the first dedicated virtual television facility in the United States. Virtual Studio Corporation was sold within one year. In 1997 Mr. Mohr accepted a position in the Netherlands to act as a consultant to Europe's largest television producer, Endemol Entertainment, in the execution of its virtual television department until founding the Company in April 1998.

         George L. Down has been a Director since 1986, including for the duration of ADVA's Chapter 11 bankruptcy proceeding. See "ADVA's Historical Background". Prior to re-assuming a seat on the board, Mr. Down had served since October 1997 as ADVA's President. Mr. Down was Vice President of Sales and Marketing for ADVA from April 1996 to October 1997, and, since 1986, had also served as a director. Until December 1992 and for more than five years prior, he served as the president of Design Realizations, Ltd., a closely held corporation founded by Mr. Down, where he performed design and packaging services for a variety of companies, including ADVA. Mr. Down received a Bachelor of Science in Industrial Design degree from Syracuse University in 1964.

         C. Roger Jones has been a Director since 1996, including for the duration of ADVA's Chapter 11 bankruptcy proceeding. See "ADVA's Historical Background". Mr. Jones was Chief Executive Officer of Carolina Medical from July 1999 to January 2000 and served as President of Carolina Medical from 1985 until 1999. From 1970 to 1985 he was Vice President of Sales and Marketing for Carolina Medical.. He has been with that company since 1961. He has also served as Chairman for Eagle Golf Ball Company, Inc. since 1988.

         Ronald G. Moyer is a director. Mr. Moyer is President, Chief Executive Officer and Chairman of Biotel, Inc., a holding company that owns Advanced Biosensor Inc., Braemar Inc. and Carolina Medical Inc. Mr. Moyer served as Vice President, Treasurer and Chairman of the Board of ADVA from January 1996 to the consummation of the Exchange, including for the duration of ADVA's Chapter 11 bankruptcy proceeding. See "ADVA's Historical Background". From January 1996 until October 1997 he also served as Advanced Medical's President and Chief Executive Officer. Since 1992 he has been the Chief Executive Officer and Chairman of Carolina Medical, Inc., a manufacturer of medical instruments. From 1991 to 1992 he served as Director of Mergers and Acquisitions for Dominion Holdings Group, a merchant bank. From 1989 to 1991 he served as Executive Vice President and Chief Operating Officer of CXR Corporation, an AMEX listed company. Prior to that time since 1969 he was the President, Chief Executive Officer and Chairman of the Board of Digilog, Inc., a NASDAQ listed public company. He received an MS in Aerospace Engineering from Drexel University in 1963 and completed the Harvard Business School Small Corporation Management Program in 1981.

         Prof. Dr. Ruud A. M. Pruijm will serve as a Director from and after the Closing. Prof. Pruijm is president of Pruijm Informatica B.V., an independent information strategy consultancy firm and a part-time professor of Information Management at the Erasmus University of Rotterdam (the Netherlands). Prof. Pruijm is a Dutch certified public accountant. From 1972 through 1977 he worked for KPMG as an EDP-Auditor. In 1977 he joined Coopers Lybrand as its principal information systems consultant. In 1981 he joined the ING Group as a Senior Manager for Planning and Research and in 1997 became Vice President for Planning and Research and Advisor to the Board of Directors. Prof. Pruijm is also member of the Board of Directors of Chatelin Capital Partners Limited, a firm providing investment banking, advisory and administrative services and assistance to the Company. See "Executive Compensation and Other Information --- Certain Relationships and Related Transactions".

         Philip L. van Wijngaarden will serve as a Director from and after the Closing. Mr. van Wijngaarden is Managing Director of Paramount Corporate Finance B.V., a firm providing venture capital and related corporate finance services to start-up and development stage enterprises. Prior to joining Paramount Corporate Finance B.V. in September 2000, Mr. van Wijngaarden was Managing Director of Chatelin Capital Partners Limited, the investment advisor to the Company and other start-up technology companies in Europe and the United States. Mr. van Wijngaarden is a licensed attorney in the Netherlands with experience in cross-border mergers and acquisitions from both a legal and a financial perspective. He also sits on the non-executive Board of Directors for the European Association of Securities Dealers (EASDAQ).

         Philip Ayoub will serve as the Company's acting Chief Financial Officer. Mr. Ayoub has served the Company in the capacity of acting Chief Financial Officer since May 2000. Mr. Ayoub is a self-employed certified public accountant who, since 1992, has performed accounting-related consulting services on an independent basis. Mr. Ayoub will continue in his role as acting Chief Financial Officer until such time as the Company engages a permanent, full-time CFO. It is contemplated that Mr. Ayoub will work approximately ten hours per week on the Company's financial matters.

         The Company does not currently compensate its Directors for serving as such, but the Directors are and will be reimbursed for their reasonable out-of-pocket expenses incurred in their capacities as members of the Board of Directors.


EXECUTIVE COMPENSATION AND OTHER INFORMATION

Employment Agreement with Anthony E. Mohr

         GIG and Anthony E. Mohr entered into an employment agreement dated January 21, 2000 extending Mr. Mohr's position as Chief Executive Officer of GIG. In connection with the Stock Exchange, Mr. Mohr's employment agreement will be re-negotiated. It is anticipated that the re-negotiated agreement will provide to Mr. Mohr health benefits and insurance plans, performance based bonuses, eligibility to participate in a stock option plan, certain vacation and personal time and reimbursement of approved expenses incurred in the conduct of business. Mr. Mohr will receive a salary of $110,000 per annum. In addition, the Company shall pay to Mr. Mohr $62,500 in deferred salary, plus 10% interest on the outstanding deferred portion of his salary. Any improvements, inventions, discoveries, formulae, processes or methods within the scope of GIG's business activities which Mr. Mohr makes or conceives during his employment will be the sole and exclusive property of GIG. Mr. Mohr will be bound by provisions precluding him from divulging confidential and/or proprietary information both during and after termination of his employment.

Key Man Insurance

         The Company maintains a "key man" insurance policy with a face amount of $5,000,000 on the life of Anthony Mohr. The Company, as Trustee, is entitled to receive the sum of $5,000,000 in the event of Mr. Mohr's death. The annual premium for this policy paid by the Company is $10,000.

ADVA Executive Compensation

         The following table discloses certain summary information concerning the compensation paid for services rendered to ADVA in all capacities for the two fiscal years ended June 30, 2000 and the six month period ended December 31, 2000, to each of ADVA's Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer, whose total annual salary and bonus were in excess of $100,000 (each a "Named Executive Officer"):

                         ADVA SUMMARY COMPENSATION TABLE

                                                               Long-Term Compensation/Awards
                                                               -----------------------------

                                    Annual Compensation           Awards            Payouts
                                    -------------------           ------            -------

    Name/Position       FY Ended      Salary        Bonus           Options          Other
                           6/30         ($)          ($)

George W. Down, Pres.      1999       $77,661        -0-          $6,500 (1)          -0-

George W. Down, Pres.      2000         -0-          -0-              -0-             -0-


----------
(1) The value of 10,000 shares of ADVA common stock issued in lieu of cash compensation for services.

         There were no grants of ADVA stock options during the fiscal year ended June 30, 2000 nor for the six month period ended December 31, 2000.

GIG Stock Option Grants

         In the fourth quarter of fiscal year 2000, GIG granted to Jolec Trading Limited ("Jolec") and Chatelin CApital Partners Limited ("CCP") options to purchase GIG shares upon the occurrence of certain events. See "Executive Compensation and Other Information -- Certain Relationships and Related Transactions" for a complete description of these option grants.

Employee Benefit Plans

         401(k) Plan.

         ADVA's defined contribution profit sharing plan pursuant to Section 401(k) of the Code (the "ADVA Plan") was established in 1993. In connection with Biotel's purchase of ADVA's assets and its hiring of ADVA's employees in May, 1999, Biotel took into its 401(k) plan the ADVA Plan accounts of the terminated ADVA employees, leaving in the ADVA Plan approximately $15,000 in funds belonging to former ADVA employees. ADVA's Board subsequently voted to terminate the ADVA Plan and instructed the Plan Administrator to close it. The funds belonging to the former ADVA employees have now been distributed and the ADVA Plan is formally terminated.

         ADVA Stock Option Plan.

         On January 26, 1987, the Board of Directors of ADVA adopted a Stock Option Plan. An amended and restated version of the Stock Option Plan was adopted by the stockholders of ADVA on December 16, 1992. Pursuant to the terms of the ADVA Stock Option Plan, both qualified and non-qualified stock options could be granted. The maximum term of any option under the ADVA Stock Option Plan is ten years and the per share option price of incentive options may not be less than 100% of the fair market value of ADVA's common stock on the date of grant. However, incentive stock options granted to persons owning more than 10% of the voting common stock of ADVA may not have a term in excess of five years or an option price per share less than 110% of the fair market value of the common stock on the date of grant.

         As of June 30, 1999, options to purchase 602,500 shares of Common Stock under the ADVA Stock Option Plan were outstanding. The options were exercisable at prices ranging from $0.14 to $1.63 per share and expired at various dates through April 2003. During fiscal 1999 and fiscal 2000, no options to purchase shares were granted and no options were exercised.

         On May 12, 1999, in connection with the Chapter 11 bankruptcy estate of ADVA, all ADVA employees were terminated and became employees of Biotel. Under the terms of the ADVA Stock Option Plan, employee stock options expire ninety days after termination. Options granted to non-employee directors expire upon a director's resignation or termination. The May 12, 1999 termination of ADVA employees resulted in the expiration on August 10, 1999 of all outstanding options except options to purchase 1,500 shares held by C. Roger Jones, a non-employee director. In anticipation of the consummation of the Agreement of Stock Exchange, Mr. Jones executed a Release of Stock Options on June 20, 2000 and thereby released and quit-claimed in favor of ADVA all his interest in these options. Accordingly, there are currently no outstanding options under the ADVA Stock Option Plan.

         2001 Stock Option Plan

         Set forth below is a summary of the provisions of the 2001 Stock Option Plan, adopted by the Board of Directors on March 2, 2001. This summary is qualified in its entirety by the detailed provisions of the text of the actual 2001 Stock Option Plan set forth as an exhibit to this Form 8-K.

                  Eligibility

         All officers and key employees of the Company and of any present or future Company parent or subsidiary corporation are eligible to receive an option or options under the 2001 Stock Option Plan. All directors of, and important consultants to, the Company and of any present or future Company parent or subsidiary corporation are also eligible to receive an option or options under the 2001Stock Option Plan.

                     Awards Under the 2001 Stock Option Plan

         Options granted under the 2001 Stock Option Plan may be Incentive Stock Options, or Non-Qualified Stock Options. Unless the context otherwise requires, the term "option" includes both Incentive Stock Options and Non-Qualified Stock Options.

                  Administration

         The 2001 Stock Option Plan shall be administered by the Board of Directors of the Company, or a compensation committee appointed by the Company's Board of Directors. Pursuant to the terms of the 2001 Stock Option Plan, the compensation committee must consist of a minimum of two and a maximum of five members of the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any future corresponding rule, except that the failure of the compensation committee for any reason to be composed solely of Non-Employee Directors shall not prevent an option from being considered granted under the 2001 Stock Option Plan. References to the term "Committee" herein refer to either the Company's Board of Directors or such committee. Under the 2001 Stock Option Plan, the Committee has the right to adopt such rules for the conduct of its business and the administration of the 2001 Stock Option Plan as it considers desirable. The Committee has the right to construe the 2001 Stock Option Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2001 Stock Option Plan and the options issued pursuant to it.

                  Common Stock Subject to the 2001 Stock Option Plan

         The aggregate number of shares which may be issued upon the exercise of options under the 2001 Stock Option Plan is 1,400,000 shares of the Company's Common Stock.

                  Limitation on Maximum Number of Options Awarded

         The 2001 Stock Option Plan provides that the maximum number of options which may be awarded to any single optionee under the 2001 Stock Option Plan shall be no more than is equal to 80% of the shares reserved for issuance under the 2001 Stock Option Plan. The purpose of this limitation is to enable awards made pursuant to the 2001 Stock Option Plan to comply with the conditions of
Section 162(m) of the Internal Revenue Code which provide for the deductibility of compensation paid to the Company's Named Officers if it is performance based.

                  Exercise Price of Options/Payment of Exercise Price

         The option price for options issued under the 2001 Stock Option Plan shall be equal to the fair market value of the Company's Common Stock on the date of grant of the option. The exercise price of an option may be paid in cash, the delivery of already owned shares of Common Stock of the Company having a fair market value equal to the exercise price, or a combination thereof.

         The 2001 Stock Option Plan permits, only upon the approval of the committee administering the Plan, payment of the option price in Common Stock of the Company to permit the "pyramiding" of shares in successive exercises. Thus, only if permission is obtained, an optionee could initially exercise an option in part, acquiring a small number of shares of Common Stock, and immediately thereafter effect further exercises of the option, using the Common Stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure, where allowed, could permit an optionee to pay the option price by using a single share of Common Stock or a small number of shares of Common Stock and to acquire a number of shares of Common Stock having an aggregate fair market value equal to the excess of (a) the fair market value of all shares to which the option relates over (b) the aggregate exercise price under the option.

                  Special Provisions for Incentive Stock Options

         The maximum aggregate fair market value of the shares of Common Stock (determined when the Incentive Stock Option is granted) with respect to which Incentive Stock Options are first exercisable by an employee in any calendar year cannot exceed $100,000. In addition, no Incentive Stock Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such Incentive Stock Option on the date of the grant and such Incentive Stock Option expires not later than five years from the date of grant. No Incentive Stock Option granted under the 2001 Stock Option Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution. Except in the event of death or disability, any Incentive Stock Option granted under the 2001 Stock Option Plan is exercisable only during the lifetime of an optionee, and are exercisable only by such optionee. Awards of Non-Qualified Stock Options are not subject to these special limitations.

                  Exercisability and Expiration of Options

         All options granted pursuant to the 2001 Stock Option Plan are exercisable in accordance with a vesting schedule (if any) which is set by the Committee at the time of grant. The expiration date of an option is also determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of ten years from the date of grant of the option.

         All unexercised options terminate three months following the date on which an optionee's employment with the Company terminates, other than by reason of disability or death. An exercisable option held by an optionee who dies or who ceases to be employed by the Company because of disability may be exercised by the employee or his representative within one year after the employee dies or becomes disabled (but not later than the scheduled option termination date).

         The Committee may in its sole discretion, provide in an option agreement the circumstances under which the option shall become immediately exercisable and may accelerate the date on which all or any portion of an option may be exercised.

                  Expiration of the Stock Option Plan

         Unless terminated earlier by the Board of Directors, the 2001 Stock Option Plan will remain in effect until all awards granted under 2001 Stock Option Plan have been satisfied by the issuance of shares provided that no new awards may be granted under such 2001 Stock Option Plan more than ten years from of the date the 2001 Stock Option Plan was adopted by the Company.

                  Adjustments

         The 2001 Stock Option Plan provides for adjustments to the number of shares subject to outstanding options and to the exercise price of such outstanding options in the discretion of the Committee in the event of a declaration of a stock dividend, distribution or other offering of shares, merger, consolidation, transfer of assets, reorganization, split up, combination or recapitalization.

                  Transferability of Non-Qualified Stock Options

         Except as otherwise provided by the Rules and Regulations of the SEC, the 2001 Stock Option Plan provides that the Committee at the time of grant of a Non-Qualified Stock Option may provide that such stock option is transferable to any "family member" of the optionee by gift or qualified domestic relations order. For purposes of this section, a family member includes any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) controls the management of assets, and any other entity in which these persons or the grantee own more than 50% of the voting interests.

                  Amendments

         Except as required pursuant to Rule 422 of the Code or any successor or provision, the Board of Directors may amend or supplement the 2001 Stock Option Plan, including the form of option agreement, in any way, or suspend or terminate such plan at any time, as determined by the Board of Directors without the approval of stockholders; provided, however, that such action shall not affect options granted under the 2001 Stock Option Plan prior to the actual date on which such action occurred. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

         It is contemplated that the Company will grant options to purchase approximately 360,000 shares of common stock to executive level employees to be hired by the Company in the near term.

         Limitation on Liability of Directors; Indemnification

         ADVA's Certificate of Incorporation provides that a director will not be personally liable to ADVA or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. However, this provision does not eliminate or limit the liability of a director of ADVA (i) for breach of the director's duty of loyalty to ADVA or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock repurchases or redemptions), (iv) for gaining a financial profit or other personal advantage to which he or she was not entitled, or (v) for breaches of a director's responsibilities under the Federal securities laws.

         ADVA's by-laws provide that ADVA shall indemnify its officers, directors, employees and agents, to the extent permitted by the General Corporation Law of Delaware.

         The Company has in place a director's and officer's liability insurance policy providing for their full indemnification to the extent permitted by the General Corporation Law of Delaware.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 14, 2000, GIG entered into a Share Purchase and Shareholders' Agreement (the "Share Purchase Agreement") pursuant to which GIG borrowed in three tranches an aggregate of $1,500,000 from Koenig Invest AG, a Swiss company with a principal place of business in Zug, Switzerland ("Koenig") and Newick Developments Limited, a company incorporated in the British Virgin Islands with its principal place of business in Tortola, B.V.I. ("Newick").; Jolec Trading Limited, a British Virgin Islands company, purchased from Anthony Mohr 100 shares of the issued and outstanding shares of GIG for the sum of $1; and CCP, a firm providing investment banking, advisory and related services to GIG received: (i) a fee of 2.5% of the loan principal amount in return for services rendered in connection with arranging the loans from Koenig and Newick; and (ii) an option to purchase 300 GIG shares (equating to 3,145,920 shares of ADVA Common Stock in the Stock Exchange) for the sum of $1 at the time the second tranche was advanced; and either (a) options in an IPO event for $2,500,000 worth of shares at issue price and a further 10% of the issued shares at a 30% discount to the issue price; or (b) options in a takeover or merger event to purchase 10% of GIG's issued and outstanding share capital (determined as at the date of exercise) (equating to 1,246,875 shares of ADVA Common Stock in the Stock Exchange) at a 65% discount to the value assigned to the shares for the purposes of the transaction, and a further 5% of GIG's issued and outstanding share capital (equating to 623,437 shares of ADVA Common Stock in the Stock Exchange) at a discount of 90% to the value assigned to the GIG shares (the "Take-over Options").

         Pursuant to basic terms agreed in the Share Purchase Agreement, GIG, Koenig and Newick subsequently entered into loan agreements entitling GIG to borrow an aggregate of $1,500,000 and pursuant to which CCP received a fee for advisory services rendered amounting to 2.5% of the loan principal (the "Loan Agreements").

         In February 2000, GIG drew down $300,000 against the aggregate $1,500,000 loan. Pursuant to the Share Purchase Agreement and the relevant loan agreements, CCP received an arrangement fee of $7,500 resulting in net proceeds to GIG of $292,500. In May 2000, Jolec Trading Limited exercised an option to subscribe for one percent (1%) of GIG resulting in proceeds to GIG of $300,000.

         In March 2000, in anticipation of the Stock Exchange, CCP exercised the Take-over Options and caused the transfer of the underlying shares to certain Stockholders. As proceeds from the exercise of the Take-over Options, GIG received $450,000, net of $750,000 in fees due CCP in connection with investment and other adivsory services rendered in connection with the Stock Exchange. Fiona van Hulst, a Stockholder of GIG and a director of CCP, personally acquired
2.38 shares of GIG common stock, which converted to 25,000 shares of ADVA Common Stock after giving effect to the Stock Exchange.

         In May 2000, GIG drew down a further $400,000, net of an arrangement fee of $30,000 to CCP, against the aggregate $1,500,000 loan.

         In February 2001, GIG drew down the balance of the available loan proceeds ($800,000). No arrangement or other fees were due or have been paid in connection with this disbursement.

         Certain of the Stockholders and Newick Developments Limited (one of the lenders to GIG) share a common Managing Director. Each of Jolec Trading Limited, Sorenesen's Securities Limited, Gorilla Ventures N.V., Moana Lake Finance Corporation and Viewmont Holdings Limited are managed by Intertrust (Curacao) N.V., a Netherlands Antilles firm providing company management and formation services, trustee and other professional and financial services. In addition, the capital stock of Hacken Investments Limited (which, after the Closing, will own ADVA common stock representing approximately 5.8% of ADVA's issued and outstanding share capital), is 45% beneficially owned by Benno P. Hafner, a director of Koenig. See "Executive Compensation and Other Information --- Certain Relationships and Related Transactions".

         In order to comply with all the terms and conditions of the Agreement of Stock Exchange, the parties to the Share Purchase Agreement and the Loan Agreements executed a Waiver and an Agreement effectively amending the Share Purchase Agreement and the Loan Agreements. The Waiver and Agreement serve to delete certain provisions and revise others in the Share Purchase Agreement and the Loan Agreements which were inconsistent with the requirements of the Agreement of Stock Exchange. The Waiver and the Agreement are filed as exhibits hereto.

         Since the execution of the Agreement of Stock Exchange, certain changes in the composition of Stockholders occurred. Pursuant to the Agreement of Stock Exchange, all the parties to the Agreement of Stock Exchange, together with the new stockholders, subsequently executed a Stock Exchange Joinder Agreement in which ADVA and Biotel consented to the transfer of GIG shares and the new stockholders agreed to be bound by the Agreement of Stock Exchange and all ancillary documents which contemplate the consummation of the Stock Exchange.

         On May 14, 1998, GIG and Inrisco B.V. ("Inrisco") entered into a letter agreement whereby Inrisco purchased 100 shares of GIG, which constituted 10% of GIG's issued and outstanding share capital (equating to 1,246,875 shares of ADVA Common Stock in the Stock Exchange) (the "Letter Agreement"). The Letter Agreement contained certain clauses affording minority shareholder protections to Inrisco and to co-investors, and to their respective successors and assigns. In November 1998, Inrisco transferred its entire holding to three individuals who, according to the terms of the Letter Agreement, might have been able to invoke the minority shareholder protections originally afforded to Inrisco.

         In contemplation of the Agreement of Stock Exchange, all the Stockholders (including the three individuals who acquired the Inrisco shares) executed a Termination Agreement and Mutual Release whereby they agreed that the Letter Agreement (and the minority shareholder protections provided therein) was of no further force or effect and did not and will not, individually or collectively, inure to the benefit of any of the Stockholders. The Termination Agreement and Mutual Release are filed as exhibits hereto.

         On February 3, 2000, the ADVA Board appointed a committee consisting of Ronald Moyer, George Down, Roger Griffis and L. John Ankney for the purpose of seeking potential reverse merger candidates, negotiating terms of a stock sale or merger and presenting recommendations for the Board's approval. The Board also approved a resolution to issue ADVA Common Stock to members of the committee and to one or more outside consultants in lieu of cash compensation for providing these services to ADVA. On February 5, 2000, ADVA entered into an agreement with a consultant to advise the Board and the committee regarding opportunities for merging a private company into ADVA. On March 24, 2000, pursuant to the resolution, Mr. Moyer received 30,000 shares of ADVA Common Stock, Mr. Down, Mr. Griffis and Mr. Ankney each received 10,000 shares of ADVA Common Stock and the consulting firm received 60,000 shares of ADVA Common Stock.

ADVA's HISTORICAL BACKGROUND

         ADVA (then known as Advanced Medical Products, Inc. ("Advanced Medical") was incorporated in the state of Delaware in September 1986, and in June 1987 successfully concluded an IPO of its Common Stock, raising $2,034,000 net proceeds. In 1994 Nishimoto Sangyo Company Ltd., a Japanese distributor of Advanced Medical's products, purchased 2,000 shares of Preferred Stock in Advanced Medical for $2,000,000. Through 1997 Nishimoto accepted additional shares of Preferred Stock and common stock in satisfaction of unpaid dividends on the Preferred Stock. 160 Preferred shares were issued to SCANA in 1996.

         On January 12, 1996 Carolina Medical, Inc., a privately held medical device manufacturing company located in King, North Carolina, purchased 750,000 shares of Advanced Medical's authorized but unissued Common Stock for $150,000. BioTel International, Inc., a holding company (which was subsequently acquired by Carolina Medical) purchased an additional 1,400,000 shares of Advanced Medical's Common Stock on March 29, 1996 for $280,000. On October 20, 1997 Advanced Medical entered into a Stock Purchase Agreement with Carolina Medical, Inc., selling an additional 850,000 shares of Common Stock of Advanced Medical to Carolina Medical, Inc. for $263,500. This stock purchase increased Carolina Medical's ownership in Advanced Medical to 3,000,000 shares, or 50.3 percent, of the 5,962,495 issued and outstanding Common Stock shares.

         In May 1998 Nishimoto Sangyo sold 300,000 common stock shares and 2,217 preferred stock shares in Advanced Medical in exchange for shares of Carolina Medical, Inc. This transaction brought Carolina Medical's ownership in Advanced Medical to 55.3% of the common stock and 93.3% of the preferred stock of Advanced Medical issued and outstanding. In June 1998 Carolina Medical purchased from SCANA the remaining 160 Preferred shares of Advanced Medical. As of June 30, 1998, dividends on the Preferred Stock of $162,981 were owed to Carolina Medical by Advanced Medical.

         On July 23, 1998, Biosensor acquired all of the outstanding shares of CMI of Minnesota ("CMI"), a Minnesota corporation, pursuant to a Plan of Reorganization and Agreement by and between CMI and Biosensor. Carolina Medical Inc., a North Carolina corporation which owned 55.3% of the common stock and all of the preferred stock of Advanced Medical, was merged with and into CMI, which also owned Braemar, Inc., a North Carolina corporation operating in Minneapolis, MN. This transaction became effective July 1, 1998 and was recorded as a "reverse acquisition", whereby CMI was deemed to have acquired Biosensor. The net assets of Biosensor acquired were recorded at fair market value. The historical financial statements of Biosensor prior to the acquisition became those of CMI. Subsequent to July 1, 1998, the financial statements of Biosensor include the operations of the combined companies, including Carolina Medical, Braemar, and Advanced Medical.

         In July 1998, the board approved a plan to sell Advanced Medical's MICROS QV product line to Carolina Medical in exchange for all of the 2,377 shares of Preferred Stock in Advanced Medical (having a face value of $2,377,000), and the unpaid dividends of $162,981. In October 1998 the Plan that had been approved by both companies was completed, and all of the shares of Advanced Medical's Preferred Stock issued and outstanding were retired.

         On March 23, 1999, Advanced Medical filed a motion with the Federal Bankruptcy Court, District of South Carolina, for an order authorizing the sale of all assets, including equipment, inventory, and accounts receivable, outside the ordinary course of business, free and clear of all liens and encumbrances and other interests, pursuant to 11 U.S.C. Section 363 of the bankruptcy code. Advanced Medical continued to operate as debtor in possession, pending sale of the assets. Emergent Asset Based Lending, L.L.C., Advanced Medical's principle secured lender whose loan agreement has been in default since December, agreed to continue to lend against receivables and inventory based on Biosensor's guarantee of the debt. As of March 22, 1999, $ 253,446 was borrowed by Advanced Medical under this agreement.

         On May 11, 1999 pursuant to the order of the Bankruptcy Court, Advanced Medical sold all assets, including equipment, inventory, and accounts receivable, outside the ordinary course of business, free and clear of all liens and encumbrances and other interests. Biosensor Corporation purchased the assets and assumed all of the secured debt, employee and commission liabilities, and all customer warranty and service liabilities of Advanced Medical. In addition, Biosensor made a payment of $68,000 for certain priority claims and administrative expenses, and for distribution to outside unsecured creditors. Biosensor and its subsidiaries agreed not to participate in distribution of payments toward unsecured claims, although their claims exceeded unsecured claims by all non-affiliated creditors combined. The assets and liabilities of Advanced Medical were consolidated with the operating assets and liabilities of Biosensor, and the assets and liabilities of Diagnostic Monitoring purchased by Biosensor from Cardiac Science Inc. on December 31, 1998, into Advanced Biosensor, Inc., a new wholly owned subsidiary of Biosensor, which also assumed Advanced Medical's lease obligations and continued to operate the business at the present Columbia, SC location. On May 23, 1999 stockholders of Biosensor Corporation voted to change the name of Biosensor Corporation to BIOTEL Inc.

         On June 29, 1999 the Bankruptcy Court entered an order confirming the Plan of Reorganization. Advanced Medical filed the Final Report with the Court on October 5, 1999, and the Final Decree closing the bankruptcy case was issued by the Court on November 9, 1999. Advanced Medical changed its name to "ADVA International, Inc." on March 14, 2000.

         In connection with the Agreement of Stock Exchange, ADVA on April 14, 2000 filed with the Court a Motion to Reopen the Case in order to seek modification of the plan of reorganization confirmed by the Order of Confirmation entered June 29, 1999. The Motion to Reopen the Case was granted by the Court on April 20, 2000 and the Court entered an Order granting the Company an expedited hearing. Also on April 20, 2000, ADVA filed a Motion to Revise Certain Language of Confirmed Plan and to Modify Confirmed Plan to Delete Dissolution and Cancellation of Stock Language (the "Motion to Revise"). In the Motion to Revise, ADVA sought authorization to modify the confirmed plan to delete language stating that it would be dissolved and the stock of its shareholders extinguished, and to insert provisions stating that ADVA shall continue its existence, and that the shares of its stock shall remain valid. The court re-opened the case and, on May 5, 2000, the Court issued an order approving and amending the Plan of Reorganization in order that a transaction fee could be realized for the benefit of creditors of Advanced Medical Product, Inc. and the payment of certain expenses, thus allowing the transactions contemplated by the Agreement of Stock Exchange to proceed. On January 5, 2001, the Court entered an order closing the re-opened case.

DESCRIPTION OF SECURITIES

         GENERAL

         Upon consummation of the Agreement of Stock Exchange, the authorized capital stock of ADVA will consist of 20,000,000 shares of Common Stock, $0.001 par value, 4,000 shares of Class A Preferred Stock, no par value, and 6,000 shares of Class B Preferred Stock, no par value. An aggregate of 13,185,000 shares of Common Stock are issued and outstanding upon consummation and no Preferred Stock is outstanding.

         COMMON STOCK

         Holders of ADVA Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock that may be applicable, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for dividends.

         REGISTRATION RIGHTS

         After consummation of the Exchange, the Stockholders and certain others (the "Rights Holders") will be entitled to registration rights under the Securities Act with respect to the shares of ADVA Common Stock held by them pursuant to a Registration Rights Agreement dated March 2, 2001. Under the terms of the Registration Rights Agreement, the Rights Holders are entitled to demand registration rights pursuant to which they may require ADVA to file a registration statement under the Securities Act at ADVA's expense with respect to certain shares of ADVA Common Stock. Additionally, if ADVA proposes to register any securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, the Rights Holders are entitled to notice of the registration and to include their shares of ADVA Common Stock in the registration at ADVA's expense. Further, in the event market factors require that the number of shares of ADVA Common Stock requested to be registered be reduced in the offering pro rata among the Rights Holders, ADVA may be required to file additional registration statements at its own expense. All of these registration rights are subject to the right of the underwriters of an offering to limit the number of shares included in such registration. These registration rights terminate when the holder can transfer his or her registrable shares pursuant to Rule 144 or on March 2, 2006, whichever occurs first.


         SHARES ELIGIBLE FOR FUTURE SALE

         Potential Adverse Effect on Market Price Due to Shares Eligible for Future Sale.

         At March 2, 2001 the Company had a total of 13,185,000 shares of Common Stock outstanding, of which 716,250 shares were freely tradeable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company as defined under the Securities Act. The remaining 12,468,750 shares outstanding are "restricted shares" as that term is defined by Rule 144 promulgated under the Securities Act. These restricted shares will become eligible for sale under Rule 144 in March, 2002, subject, in certain cases to the volume and other limitations set forth in Rule 144. The Company has granted certain registration rights with respect to the 12,468,750 restricted shares of Common Stock held by the Stockholders and certain other individuals which would otherwise become eligible for sale under Rule 144 beginning in March, 2002. Sales of substantial amounts of Common Stock could adversely affect the prevailing market price of the Common Stock.

         TRANSFER AGENT

         ADVA's transfer agent is Valley Forge Software Corporation, 1375 Anthony Wayne Drive, Wayne, Pennsylvania 19087.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         ADVA'S Common Stock, $0.001 par value, is traded in the over-the-counter ("OTC") market under the symbol "ADII". Through February 1, 1995, the Common Stock was quoted on the NASDAQ Bulletin Board under the symbol "ADVA". The Common Stock was delisted from NASDAQ Small Cap trading commencing February 2, 1995 due to ADVA's inability to meet NASDAQ capital and surplus requirements. Since that date, ADVA's Common Stock has been traded on the electronic bulletin board.

         Set forth below is the range of high and low bid information for ADVA's Common Stock for the two preceding fiscal years as reported from the OTC Bulletin Board and reflect daily bid prices. These quotations represent prices between dealers, do not reflect retail mark-up, mark-down or commissions, and may not represent actual market transactions. The information has been adjusted to give effect to a one-for-ten reverse stock split, effective March 13, 2000.

                                                   High Ask        Low Bid
                                                   --------        -------
              First Calendar Quarter, 1999           0.90            0.20
              Second Calendar Quarter, 1999          0.70            0.10
              Third Calendar Quarter, 1999           0.80            0.10
              Fourth Calendar Quarter, 1999          3.10            0.50
              First Calendar quarter, 2000           3.00            2.06
              Second Calendar Quarter, 2000          3.25            1.19
              Third Calendar Quarter, 2000           1.63            0.88
              Fourth Calendar Quarter, 2000          1.75            0.50


         The bid and ask prices as of March 1, 2001 were 0.50 and 1.00, respectively. As of February 28, 2001 there were approximately 1,334 record holders of ADVA's outstanding Common Stock.

         ADVA has never paid any cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

         ADVA currently has authorized 4,000 shares of Class A Preferred Stock, no par value, and 6,000 shares of Class B Preferred Stock, no par value. Between 1992 and 1996, ADVA issued a total of 2,377 shares of Class A Preferred Stock. Pursuant to the sale in July 1998 by ADVA to Carolina Medical, Inc. of ADVA's MICROS QV product line in exchange for all of the 2,377 shares of ADVA Class A Preferred Stock and unpaid dividends thereon of $162,981, all 2,377 outstanding shares of ADVA Class A Preferred Stock were retired. No shares of Class A or Class B Preferred Stock are currently issued and outstanding.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 1 above for a complete description of the Stock Exchange. Pursuant to the Agreement, ADVA exchanged 12,468,750 shares of its Common Stock representing a 94.57% equity interest in ADVA in return for all of the issued and outstanding shares of GIG and GIG became a wholly-owned subsidiary of ADVA.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements filed as part of this report:

         The financial statements and the notes thereto of GIG, the financial statements and notes thereto of ADVA and the pro forma consolidated financial statements of ADVA after giving effect to the Agreement of Stock Exchange, are attached hereto beginning on page F-1.

Financial Statements of Global Information Group U.S.A., Inc.

Report of Independent Certified Public Accountants...................................              F-1

Financial Statements
   Balance sheets as of March 31, 2000 and December 31, 2000.........................              F-2

   Statements of operations for the year ended March 31, 2000, for the period
       April 2, 1998 (inception) through March 31, 1999, for the nine months ended December 31, 2000 and 1999 and for the period
       April 2, 1998 (inception) through December 31, 2000...........................              F-4

   Statements of changes in stockholders' equity for the year ended March 31,
       2000, for the period April 2, 1998 (inception) through
       March 31, 1999 and for the nine months ended December 31, 2000................              F-5

   Statements of cash flows for the year ended March 31, 2000, for the period
       April 2, 1998 (inception) through March 31, 1999, for the nine months ended December 31, 2000 and 1999 and for the period
       April 2, 1998 (inception) through December 31, 2000...........................              F-6

   Notes to financial statements.....................................................      F-7 to F-11

Financial Statements of ADVA International, Inc.(1)

---------------
(1) Reference is made to Registrant's Annual Report on Form 10K-SB/A for the fiscal year ended June 30, 2000, filed October 17, 2000 and Registrant's Quarterly Reports on Form 10Q-SB for the quarters ended September 30, 2000 and December 31, 2000, filed October 10, 2000 and February 8, 2001, respectively, each of which is hereby incorporated by reference.

   Notes to Financial Statements

       (b)        Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements .................... F-12

ADVA International, Inc. Unaudited Pro Forma
   Consolidated Balance Sheet December 31, 2000 .......................... F-13

         (c)  List of Exhibits filed pursuant to Item 601 of Regulation S-K.

         The following exhibits are incorporated by reference in, or filed with, this Report on Form 8-K. Management contracts and compensatory plans, contract and arrangement are indicated by "*".


  Exhibit No.                           Description
----------------   ------------------------------------------------------------

       2.1          Agreement of Stock Exchange, as amended, dated June 19, 2000

       2.2 Amendment (2.01) to Agreement of Stock Exchange dated February 21, 2001.

       2.3          Stock Exchange Joinder Agreement dated February 21, 2001

       2.4          Escrow Agreement dated February 7, 2001

       2.5          Waiver dated February 21, 2001

       2.6          Funding Agreement dated February 21, 2001

       4.1          Registration Rights Agreement dated as of the Closing Date

       4.2 Letter Agreement between Inrisco B.V. and the Company dated May 14, 1998

       4.3 Share Purchase and Shareholders' Agreement among the Company, Chatelin Capital Partners Limited, Jolec Trading Limited, Anthony Mohr, Koenig Invest AG and Newick Developments Limited

       4.4 Consultancy Agreement between the Company and Chatelin Capital Partners Limited dated January 21, 2000

       4.5          Termination and Mutual Release dated May 31, 2000

       5.1          Intentionally omitted

       5.2          Legal Opinion of Menaker & Herrmann LLP

       5.3          Legal Opinion of Blanco Tackabery Combs & Matamoros, P.A.

       8.1          Tax Opinion of Blank Rome Comisky & McCauley LLP

       10.1 Intellectual Property Rights Transfer Agreement dated February 12, 2000

      *10.2         Employment Agreement with Anthony Mohr

       10.3         Intentionally omitted

       10.4         Intentionally omitted

      *10.5         Letter Agreement with Philip Ayoub

      *10.6         C. Roger Jones - Release of Stock Options dated June 20,
                    2000.

      *10.7         2001 Stock Option Plan

       10.8 First Loan Agreement by and between the Company and Newick Developments Limited dated February 2, 2000.

       10.9 First Loan Agreement by and between the Company and Koenig Invest AG dated February 2, 2000.

       10.10 Second Loan Agreement by and between the Company and Newick Developments Limited dated February 2, 2000.

       10.11 Second Loan Agreement by and between the Company and Koenig Invest AG dated February 2, 2000.

       24.1 Power of Attorney in favor of Philip van Wijngaarden dated April 1, 2000

       24.2         Power of Attorney in favor of Hendrik Smit dated May 12,
                    2000

       24.3         Power of Attorney in favor of Anthony E. Mohr dated May 12,
                    2000

       24.4         Power of Attorney in favor of Benno P. Hafner dated 30 March
                    2000

       24.5         Power of Attorney in favor of Benno P. Hafner dated 16
                    February 2001

       24.6 Power of Attorney in favor of Christiaan Ouwinga dated 26 February 2001

Report of Independent Certified Public Accountants



Global Information Group USA, Inc.
New York, New York

We have audited the accompanying balance sheet of Global Information Group USA, Inc. (a development stage enterprise) as of March 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended March 31, 2000 and the period April 2, 1998 (inception) through March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Information Group USA, Inc. (a development stage enterprise) as of March 31, 2000, and the results of its operations and its cash flows for the year ended March 31, 2000 and the period April 2, 1998 (inception) through March 31, 1999 in conformity with generally accepted accounting principles.





BDO Seidman, LLP
Philadelphia, Pennsylvania

February 24, 2001

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)

                                 Balance Sheets

                                                    March 31,      December 31,
                                                      2000             2000
                                                  -----------       ----------
                                                                   (Unaudited)

Assets
Current assets................................
     Cash                                           $ 183,492        $ 478,516
     Other receivables, officer...............         19,005           26,384
     Prepaid expenses.........................             --           29,000
                                                  -----------       ----------
Total current assets..........................        202,497          533,900
Software                                              200,000          200,000
Deferred financing costs, net.................        869,687          742,246
                                                  -----------       ----------
Total assets..................................    $ 1,272,184       $1,476,146
                                                  ===========       ==========

                                 See accompanying notes to financial statements.

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)

                                 Balance Sheets

                                                                          March 31,      December 31,
                                                                            2000             2000
                                                                         ----------       ----------
                                                                                         (Unaudited)
Liabilities and Stockholders' Equity
Current liabilities
    Accounts payable and accrued expenses..............................    $399,069        $ 126,219
Long-term debt.........................................................     300,000          700,000
                                                                         ----------       ----------
Total liabilities......................................................     699,069          826,219
Commitments
Stockholders' equity
    Common stock, $.01 par value
       Authorized 10,000 shares
       Issued and outstanding 1,000 shares and 1,189.04
          shares, respectively.........................................          10               12
    Additional paid-in capital.........................................   1,200,990        1,950,988
    (Deficit) accumulated during the development stage.................   (626,885)      (1,300,073)
    Stock subscription receivable......................................     (1,000)          (1,000)
                                                                         ----------       ----------
Total stockholders' equity.............................................     573,115          649,927
                                                                         ----------       ----------
Total liabilities and stockholders' equity.............................  $1,272,184       $1,476,146
                                                                         ==========       ==========


                                 See accompanying notes to financial statements.

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)

                            Statements of Operations


                                                                                                          Cumulative
                                                                Period                                       Period
                                                               April 2,                                     April 2,
                                                                 1998                                         1998
                                                              (inception)                                  (inception)
                                                Year ended      through          Nine months ended           through
                                                 March 31,     March 31,           December 31,           December 31,
                                                   2000          1999           2000           1999           2000
                                                ----------    ----------      ----------    ----------   -------------
                                                                                    (Unaudited)           (Unaudited)

Sales, license fees......................         $  6,944      $  1,540      $       --      $  6,944       $   8,484
                                                ----------    ----------      ----------    ----------   -------------
Operating expenses
    Salary and employee related..........          125,799       106,885          85,060        84,500         317,744
    General and administrative...........           96,661       184,385         170,664        79,514         451,710
    Expenses related to mergers..........           81,654            --         266,173            --         347,827
                                                ----------    ----------      ----------    ----------   -------------
Total operating expenses.................          304,114       291,270         521,897       164,014       1,117,281
                                                ----------    ----------      ----------    ----------   -------------
(Loss) from operations...................        (297,170)     (289,730)       (521,897)     (157,070)     (1,108,797)
                                                ----------    ----------      ----------    ----------   -------------
Other income (expense)
    Miscellaneous income (expense).......            1,636         (331)              --         1,674           1,305
    Interest (expense), officer..........          (1,988)            --              --       (1,988)         (1,988)
    Interest (expense) debt..............         (41,876)            --       (166,181)            --       (208,057)
    Interest income......................              364         2,210          14,890            --          17,464
                                                ----------    ----------      ----------    ----------   -------------
Total other income (expense), net........         (41,864)         1,879       (151,291)         (314)       (191,276)
                                                ----------    ----------      ----------    ----------   -------------
Net (loss)...............................       $(339,034)    $(287,851)      $(673,188)    $(157,384)   $ (1,300,073)
                                                ==========    ==========      ==========    ==========   =============


                                 See accompanying notes to financial statements.

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity





                                                                                          (Deficit)
                                                                                          Accumulated
                                                           Common Stock      Additional    During the       Stock         Total
                                                           ------------       Paid-In    Development    Subscription   Stockholders'
                                                          Shares     Amount    Capital       Stage       Receivable        Equity
                                                         --------   -----   ----------    ------------     ---------    -----------
Balance, April 2, 1998 (inception) .....................            $  --   $       --    $         --     $      --      $      --
Common stock issued, May 14, 1998 ...................... 1,000.00      10      300,990              --       (1,000)        300,000
Net (loss) .............................................               --           --       (287,851)            --      (287,851)
                                                         --------   -----   ----------    ------------     ---------    -----------
Balance, March 31, 1999 ................................ 1,000.00      10      300,990       (287,851)       (1,000)         12,149
Original issue discount arising from options
   granted in connection with debt, January 14, 2000 ...               --      900,000              --            --        900,000
Net (loss) .............................................               --           --       (339,034)            --      (339,034)
                                                         --------   -----   ----------    ------------     ---------    -----------
Balance, March 31, 2000 ................................ 1,000.00      10    1,200,990       (626,885)       (1,000)        573,115
Common stock issued, May 17, 2000 (unaudited) ..........    12.57      --      300,000              --            --        300,000
Stock options exercised, May 17, 2000 (unaudited) ......   176.47       2      449,998              --            --        450,000
Net (loss) (unaudited) .................................               --           --       (673,188)            --      (673,188)
                                                         --------   -----   ----------    ------------     ---------    -----------
Balance, December 31, 2000 (unaudited) ................. 1,189.04   $  12   $1,950,988    $(1,300,073)     $ (1,000)    $   649,927
                                                         ========   =====   ==========    ============     =========    ===========


                                 See accompanying notes to financial statements.

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows



                                                                                                                        Cumulative
                                                                                Period                                    Period
                                                                               April 2,                                  April 2,
                                                                                 1998                                      1998
                                                                             (inception)      Nine months ended         (inception)
                                                               Year ended      through                                    through
                                                                March 31,     March 31,         December 31,            December 31
                                                                  2000           1999          2000         1999            2000
                                                               ----------     ----------    ----------    ----------    ------------
                                                                                                 (Unaudited)            (Unaudited)
Cash flows from operating activities
    Net (loss) ............................................    $(339,034)     $(287,851)    $(673,188)    $(157,384)    $(1,300,073)
    Adjustments to reconcile net (loss) to net cash
      (used in) provided by operating activities
    Amortization of deferred finance costs ................        37,813             --       137,441            --         175,254
    Changes in assets and liabilities
    (Increase) in assets
      Prepaid expenses ....................................            --             --      (29,000)            --        (29,000)
    Increase (decrease) in liabilities
      Accounts payable and accrued expenses ...............       395,961          3,108     (272,850)       142,951         126,219
                                                               ----------     ----------    ----------    ----------    ------------
Net cash (used in) provided by operating activities .......        94,740      (284,743)     (837,597)      (14,433)     (1,027,600)
                                                               ----------     ----------    ----------    ----------    ------------
Cash flows from investing activities
    Purchase of software ..................................     (200,000)             --            --            --       (200,000)
    Loan to officer .......................................      (19,005)             --       (7,379)         (679)        (26,384)
                                                               ----------     ----------    ----------    ----------    ------------
Net cash (used in) investing activities ...................     (219,005)             --       (7,379)         (679)       (226,384)
                                                               ----------     ----------    ----------    ----------    ------------
Cash flows from financing activities
    Proceeds from long-term debt, net of finance fees .....       292,500             --       390,000            --         682,500
    Proceeds from stock issuance, net of stock
      subscription receivables ............................            --        300,000       750,000            --       1,050,000
                                                               ----------     ----------    ----------    ----------    ------------
Net cash provided by financing activities .................       292,500        300,000     1,140,000            --       1,732,500
                                                               ----------     ----------    ----------    ----------    ------------
Net increase (decrease) in cash ...........................       168,235         15,257       295,024      (15,112)         478,516
Cash at beginning of period ...............................        15,257             --       183,492        15,257              --
                                                               ----------     ----------    ----------    ----------    ------------
Cash at end of period .....................................    $  183,492     $   15,257    $  478,516    $      145    $    478,516
                                                               ==========     ==========    ==========    ==========    ============
Noncash activity
    During the year ended March 31, 2000, the Company
      incurred $900,000 in noncash original issue
      discount from options for common stock issued
      with debt. The amount was credited to
      additional paid-in capital.


                                 See accompanying notes to financial statements.

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)
            (Information as of December 31, 2000 and for the Periods
                 Ended December 31, 2000 and 1999 is Unaudited)

                          Notes to Financial Statements


1.  Business              Global Information Group USA, Inc. (the "Company") was
    Operations            incorporated on April 2, 1998, in Delaware. From April
                          2, 1998 (inception) to March 31, 2000, the Company maintained operations in the Netherlands and in April
                          2000 moved all operations to the United States.

                          The Company develops and markets applications software running on the Linux operating system (the "Linux OS"). The Company's present software product, first developed for the UNIX operating system, is believed to be the only complete 3D solid modeling, animation and rendering system currently available on the Linux OS. The Company's software has been designed for use by digital media professionals in the production of film and video special effects, animation, computer-aided design and scientific visualization, Internet web site and print graphics, game development and virtual television.

                          The Company's success will depend in part on its ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated, or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company.

                          The Company has no significant operating history and, from April 2, 1998 (inception) to December 31, 2000, has generated a net loss of $1,300,073. This loss has been financed by proceeds from equity and debt issuances. Additional loan proceeds of $800,000 were received subsequent to December 31, 2000. During fiscal 2002, management intends to raise additional equity to fund future operations and to provide additional working capital. There can be no assurance that management will be successful in its efforts.

2.  Summary of            Revenue Recognition
    Significant
    Accounting            Revenue will be recognized upon conveyance of software
    Policies              applications to customers. Provision for discounts and
                          returns and other adjustments will be provided for in the same period that the related sales are recorded.

                          Planned principal operations have not commenced and revenues since inception have not been significant.

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)
            (Information as of December 31, 2000 and for the Periods
                 Ended December 31, 2000 and 1999 is Unaudited)

                          Notes to Financial Statements


                          Interim Unaudited Information

                          The accompanying interim financial statements as of December 31, 2000 and for the nine months ended December 31, 2000 and the period from April 2, 1998 (inception) through December 31, 1999, respectively, and related disclosures in the accompanying notes have not been audited. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) have been included to present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for the periods ended December 31, 1999 and 2000. Operating results for the nine-month period ended December 31, 2000 are not necessarily indicative of the results that may be expected for a full year.

                          Use of Estimates

                          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          Research and Development

                          Internal research and development costs are expensed as incurred. Research and development costs of $56,000 and $34,000 for the period from April 2, 1998 (inception) through March 31, 1999 and for the year ended March 31, 2000, respectively, are included in general and administrative expenses in the accompanying statements of operations.

                          Deferred Finance Costs

                          Deferred finance costs arising from the incurrence of long-term debt are being amortized using the straight-line method over the five-year terms of the related debt.

                          Income Taxes

                          The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)
            (Information as of December 31, 2000 and for the Periods
                 Ended December 31, 2000 and 1999 is Unaudited)

                          Notes to Financial Statements


                          Software Costs

                          Software costs represents amounts paid to third parties to acquire software and its related source code. The Company expects it will incur additional costs to enhance the software. The Company will begin amortizing, over a three year period, the software when it is fully developed and sales commence on a commercial basis. The Company will evaluate any impairments to the software on a periodic basis.

                          Concentration of Credit Risk

                          The Company's policy is to limit the amount of credit exposure to any one financial institution and places its investments with financial institutions evaluated as being credit worthy. At times, such amounts may be in excess of the Federal Deposit insurance Corporation limits. The Company had deposits that exceeded federally insured limits by approximately $379,000 at December 31, 2000.

                          Foreign Currency Translation

                          All balance sheet accounts of the Company's foreign operations, if any, are translated at the current exchange rate as of the end of the accounting periods. Statement of operation items are translated at average currency exchange rates. The resulting translation adjustments are insignificant for all periods presented.

                          Expenses Related to Mergers

                          These costs relate primarily to professional fees incurred in connection with the Company's proposed reverse merger with ADVA International, Inc. ("ADVA") (see Note 7) and with other mergers activities which were not consummated. The ADVA-related costs have been expensed in as much as no cash proceeds will be realized upon consummation of the proposed merger.

3.  Share Purchase        In January 2000, the Company entered into a Share
    and Shareholders'     Purchase and Shareholders' Agreement with five other
    Agreement             parties. The agreement was established in order to
                          promote the growth of the Company either through an initial public offering or merger with a publicly held company. The agreement provided that one of the five parties purchase 100 shares of the Company's stock from its chief executive officer and two other parties
                          ("lenders") advance $300,000 to the Company in the form of loans (see Note 4). In addition, the agreement granted an option to purchase 30% of the Company's outstanding stock from its chief executive officer to a party providing consulting and other services. Such

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)
            (Information as of December 31, 2000 and for the Periods
                 Ended December 31, 2000 and 1999 is Unaudited)

                          Notes to Financial Statements


                          option was exercised on May 17, 2000 upon the advance to the Company of $400,000, representing the first tranche of additional loans aggregating $1,200,000 from the lenders. In connection with the granting of the options, the Company recorded deferred financing costs of $900,000 (representing the estimated fair value of the options based on application of the Black-Scholes formula), of which $37,813 and $137,441 were amortized to interest expense for the year ended March 31, 2000 and the nine months ended December 31, 2000, respectively.

                          The consulting company was also granted additional options in connection with the above agreement to purchase an indefinite number of shares to be determined based on an agreed upon formula, exercisable upon the Company's sale, merger or initial public offering. When the Company entered into the agreement to merge with ADVA International, Inc. (see
                          Note 7), the consultant was granted options to purchase 176 shares representing approximately 13.8% of the total outstanding stock of the Company. Notification of intent to exercise the options received on March 29, 2000. The stock was issued on May 17, 2000 for $450,000. This amount, credited to additional paid-in capital, was net of $750,000 that the consultant earned for investment advisory and other services. Since the options granted were contingent upon the consummation of future equity transactions, no value was ascribed to the options as of the grant date.




4.  Long-Term             In February 2000, the Company received the first
    Debt                  advance from the two lenders. The loans are for an
                          aggregate amount of $1,500,000, of which $300,000 and $700,000 were outstanding as of March 31 and December
                          31, 2000, respectively. The loans carry an interest rate of 6.5% per annum. Interest on each advance is accrued on a daily basis and is payable 18 months from the date of each advance and, thereafter, at the end of each of the succeeding three month periods. The loans are due generally five years from January 14, 2000. The loans are secured by an escrow agreement under which the source code for the Company's software is held as collateral. One of the lenders and certain common stockholders share a common managing director.
                          Additionally, a director of the other lender owns shares in a stockholder of the Company. During
                          February 2001, the Company received its remaining available advances under its loan agreements aggregating $800,000. These advances are subject to the same terms described above.

5.  Leases                The Company currently leases office space,
                          telecommunication services, business services and administrative staff services in New York City. This lease was for a one-year period and began on May 1, 1998 and contained an option to renew. As of May 1, 2000, the Company has opted to maintain the lease on a month to month basis.

                       Global Information Group USA, Inc.
                        (A Development Stage Enterprise)
            (Information as of December 31, 2000 and for the Periods
                 Ended December 31, 2000 and 1999 is Unaudited)

                          Notes to Financial Statements


6.  Income Taxes          The Company has net operating loss carryforwards
                          aggregating approximately $627,000 and $1,300,000 at March 31, 2000 and December 31, 2000, respectively, expiring through 2014. SFAS No. 109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carryforwards and that some losses may be limited to the extent they were generated from operations outside of the United
                          States and due to recent and prospective changes in the Company's stock ownership, which could limit the available carryforward for federal income tax purposes, any deferred tax asset is offset by a valuation allowance of the same amount. Accordingly, no deferred tax asset is reflected in these financial statements.


7.  Subsequent            In June 2000, the Company and its stockholders entered
    Events                into an Agreement of Stock Exchange with ADVA
                          International, Inc. ("ADVA") and Biotel, Inc., ADVA's principal stockholder. The agreement is expected to be consummated in March 2001. Under the terms of the agreement, the stockholders will exchange all of the issued and outstanding shares of the Company and receive in return 12,468,750 shares of ADVA common stock representing a 94.57% equity interest in ADVA.
                          The transaction will be accounted for as a reverse merger whereby, for accounting purposes, the Company will be considered the accounting acquirer, and although the legal capital structure of ADVA will carry forward, the Company will be treated as the successor to the historical operations of ADVA.
                          Accordingly, the historical financial statements of ADVA, which previously have been reported to the Securities and Exchange Commission ("SEC") on Forms
                          10-KSB and 10-QSB, among others as of and for all periods through December 31, 2000, will be replaced with those of the Company upon successful completion of the transaction. The Company expects to continue to file as an SEC registrant and will report under the name, ADVA International, Inc.

                          The Company will pay $300,000 to debtors of ADVA upon the consummation of the merger. This amount will be charged to operations in the consolidated financial statements.

Item 7 - Annex 1

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2000

         On March 2, 2001 the stockholders of Global Information Group USA Inc. ("GIG") exchanged all of the issued and outstanding shares of GIG for 12,468,750 shares of the ADVA International, Inc.'s (the "Company or "ADVA") common stock, or approximately 95% of the total shares then issued and outstanding. The remaining 716,277 shares, or approximately 5% will continue to be held by the Company's prior stockholders. As a result of the transaction, GIG became a wholly-owned subsidiary of the Company. The transaction will be accounted for as a reverse merger whereby, for accounting purposes, GIG will be considered the accounting acquirer and the historical financial statements of GIG will become the historical financial statements of the Company.

         The following Pro Forma Consolidated Balance Sheet presents the Company's Consolidated Balance Sheet at December 31, 2000 as if the Stock Exchange by and among the stockholders of GIG and ADVA had taken place on that date. A cash infusion of $800,000 into GIG on February 27, 2001, needed to effect the merger, in the form of long term debt has been included in the Pro Forma Consolidated Balance Sheet as if the cash had been received on December 31, 2000. Also, a fee of $300,000 paid to Advanced Medical Products, Inc. -- Debtor in Possession by GIG at Closing on March 2, 2001, as a condition of the reverse merger, has been included in the Pro Forma Consolidated Balance Sheet as if that amount had been paid on December 31, 2000.

         Pro forma statements of operations for the period ended December 31, 2000 and the year ended March 31, 2000 have not been presented because the Company had no operations during those periods and the statements of operations of GIG for these periods, presented elsewhere herein, constitute the pro forma results of operations for the combined entities as if they had been consolidated at the beginning of the above periods.

                             ADVA International Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                                December 31, 2000


                                                                                                    Pro Forma          Pro Forma
                                                          GIG           ADVA          Total         Adjustments       Consolidated
                                                   ------------    ------------    ------------     ------------       ------------
Assets
Current assets:
   Cash ........................................   $    478,516    $         62    $    478,578     $       (62) (a)   $    979,516
                                                                                                         800,000 (b)
                                                                                                       (300,000) (c)
                                                                                                           1,000 (d)
   Other receivables, officer...................         26,384                          26,384                              26,384
   Prepaid .....................................         29,000                          29,000                              29,000
                                                   ------------    ------------    ------------     ------------       ------------
     Total current assets  .....................        533,900              62         533,962          500,938          1,034,900
                                                   ------------    ------------    ------------     ------------       ------------
Other assets:
   Deferred financing costs, net................        742,246                         742,246                             742,246
   Software ....................................        200,000                         200,000                             200,000
                                                   ------------    ------------    ------------     ------------       ------------
     Total other assets ........................        942,246                         942,246                             942,246
                                                   ------------    ------------    ------------     ------------       ------------
Total assets ...................................   $  1,476,146    $         62    $  1,476,208     $    500,938       $  1,977,146
                                                   ============    ============    ============     ============       ============

Liabilities And Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses ..........   $    126,219    $     39,724    $    165,943     $   (39,724) (e)   $    126,219
Long-term debt .................................        700,000                         700,000          800,000 (b)      1,500,000
                                                   ------------    ------------    ------------     ------------       ------------
       Total liabilities........................        826,219          39,724         865,943          760,276          1,626,219
                                                   ------------    ------------    ------------     ------------       ------------
Stockholders' equity:
Common stock....................................             12             716             728           12,457 (f)         13,185
Additional paid-in capital .....................      1,950,988       4,950,377       6,901,365      (5,003,212) (g)      1,898,153
Accumulated deficit ............................    (1,300,073)     (4,990,755)     (6,290,828)        4,990,755 (h)(a) (1,560,411)
                                                                                                                 (c)
                                                                                                       (260,338) (e)
Stock subscription receivable...................        (1,000)                         (1,000)            1,000 (d)
                                                   ------------    ------------    ------------     ------------       ------------
Total stockholders' equity .....................        649,927        (39,662)         610,265        (259,338)            350,927
                                                   ------------    ------------    ------------     ------------       ------------
Total liabilities and stockholders' equity .....   $  1,476,146    $         62    $  1,476,208     $    500,938       $  1,977,146
                                                   ============    ============    ============     ============       ============

----------
(a) ADVA cash of $62 on December 31, 2000 will be distributed to creditors of Advanced Medical Products - Debtor in Possession.
(b) An $800,000 long-term loan was advanced to GIG on February 27, 2001 in order to effect the merger.
(c) A fee of $300,000 was paid by GIG on March 2, 2001 to Advanced Medical Products - Debtor in Possession for distribution to creditors.
(d) A stock subscription receivable of $1,000 has been paid in cash as a condition of Closing.
(e) The total liabilities of ADVA at December 31, 2000 will be paid out of the $300,000 fee (see note c) and, therefore, are eliminated.
(f) Par value of the new common stock shares issued, minus par value of the acquired stock of GIG.
(g) All of the paid in capital of ADVA has been eliminated in the consolidation as result of the reverse merger.
(h) All of the accumulated deficit ADVA has been eliminated in the consolidation as a result of the reverse merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ADVA INTERNATIONAL, INC.


DATE:  March 2, 2001                  BY:  /s/George L. Down, President
                                         ---------------------------------

                                INDEX TO EXHIBITS


                                                                                     Sequentially
  Exhibit No.                           Description                                  Numbered Page
----------------   -------------------------------------------------------------   -----------------

       2.1          Agreement of Stock Exchange, as amended, dated June 19, 2000

       2.2          Amendment (2.01) to Agreement of Stock Exchange dated
                    February 21, 2001.

       2.3          Stock Exchange Joinder Agreement dated February 21, 2001

       2.4          Escrow Agreement dated February 7, 2001

       2.5          Waiver dated February 21, 2001

       2.6          Funding Agreement dated February 21, 2001

       4.1          Registration Rights Agreement dated as of the Closing Date

       4.2          Letter Agreement between Inrisco B.V. and the Company dated
                    May 14, 1998

       4.3          Share Purchase and Shareholders' Agreement among the
                    Company, Chatelin Capital Partners Limited, Jolec Trading
                    Limited, Anthony Mohr, Koenig Invest AG and Newick
                    Developments Limited

       4.4          Consultancy Agreement between the Company and Chatelin
                    Capital Partners Limited dated January 21, 2000

       4.5          Termination and Mutual Release dated May 31, 2000

       5.1          Intentionally Omitted

       5.2          Legal Opinion of Menaker & Herrmann LLP dated March 2, 2001

       5.3          Legal Opinion of Blanco Tackabery Combs & Matamoros, P.A.
                    dated March 2, 2001

       8.1          Tax Opinion of Blank Rome Comisky & McCauley LLP dated
                    March 2, 2001

      10.1          Intellectual Property Rights Transfer Agreement dated
                    February 12, 2000


                                                                                     Sequentially
  Exhibit No.                           Description                                  Numbered Page
----------------   -------------------------------------------------------------   ---------------

      *10.2         Employment Agreement with Anthony Mohr dated January 21,
                    2000

       10.3         Intentionally omitted

       10.4         Intentionally omitted

      *10.5         Letter Agreement with Philip Ayoub dated January 1, 2001

      *10.6         C. Roger Jones - Release of Stock Options dated June 20,
                    2000.

      *10.7         2001 Stock Option Plan

       10.8         First Loan Agreement by and between the Company and Newick
                    Developments Limited dated February 2, 2000.

       10.9         First Loan Agreement by and between the Company and Koenig
                    Invest AG dated February 2, 2000.

       10.10        Second Loan Agreement by and between the Company and Newick
                    Developments Limited dated February 2, 2000.

       10.11        Second Loan Agreement by and between the Company and Koenig
                    Invest AG dated February 2, 2000.

       24.1         Power of Attorney in favor of Philip van Wijngaarden dated
                    April 1, 2000

       24.2         Power of Attorney in favor of Hendrik Smit dated May 12,
                    2000

       24.3         Power of Attorney in favor of Anthony E. Mohr dated May 12,
                    2000

       24.4         Power of Attorney in favor of Benno P. Hafner dated 30 March
                    2000

       24.5         Power of Attorney in favor of Benno P. Hafner dated 16
                    February 2001

       24.6         Power of Attorney in favor of Christiaan Ouwinga dated 26
                    February 2001

